AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON____________________
                                                     REGISTRATION NO. 333-101552

--------------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM SB-2
                                (AMENDMENT NO. 4)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                              MSTG SOLUTIONS, INC.
                 (Name of small business issuer in its charter)

            Nevada                       4812                   33-0972963
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
       of incorporation       Industrial Classification   Identification Number)
       or organization)              Code Number)

3111 North Tustin Avenue, Suite 280          3111 North Tustin Avenue, Suite 280
     Orange, California 92865                     Orange, California 92865
          (714) 279-2980                               (714)  279-2980
   (Address and telephone number                (Address and telephone number
   of principal executive office)               of principal executive office)

                             Mr. Gil Kim, President
                              MSTG Solutions, Inc.
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                                 (714) 279-2980
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Cron
                         15615 Alton Parkway, Suite 175
                            Irvine, California 92618
                         (949) 450-4942 / (949)453-8774
                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED           PROPOSED
TITLE OF EACH CLASS OF        NUMBER OF SHARES    OFFERING PRICE        AGGREGATE           AMOUNT OF
SECURITY TO BE REGISTERED:    TO BE REGISTERED     PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Shares of Common Stock,
$.001 par value(1)                1,593,399           $ 1.00            1,593,399            $ 133.00
---------------------------------------------------------------------------------------------------------
     TOTAL                        1,593,399                             1,593,399            $ 133.00
---------------------------------------------------------------------------------------------------------

(1)  Shares to be sold from time to time by the Selling Shareholders.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            DATED - NOVEMBER 20, 2003

                                   PROSPECTUS
                                  ------------
                              MSTG SOLUTIONS, INC.
                                  ------------

                        1,593,399 Shares of Common Stock

     The Registration Statement, of which this Prospectus is a part, covers
       1,593,399 Shares of the Common Stock of MSTG Solutions, Inc. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell
          Shares at $1.00 per Share until such Shares are quoted on the Over-the-Counter Bulletin Board or otherwise. Thereafter, all sales of
                        Shares shall be at market price.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     PLEASE READ THE "RISK FACTORS" SECTION
                    OF THIS PROSPECTUS COMMENCING AT PAGE 4.

                        --------------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No national securities exchange, including the NASDAQ Stock Market, lists the securities offered.

                 Our principal executive offices are located at:
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                     Our telephone number is: (714) 279-2980

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 20, 2003

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................4

SUMMARY FINANCIAL INFORMATION..................................................4

RISK FACTORS...................................................................6

TERMS OF THE OFFERING.........................................................11

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.......................12

DIVIDEND POLICY...............................................................12

SELECTED FINANCIAL DATA.......................................................12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................14

AND RESULTS OF OPERATIONS.....................................................14

     OVERVIEW.................................................................14

     RESULTS OF OPERATIONS....................................................14

     RESULTS OF OPERATIONS FOR SIX MONTHS ENDED JANUARY 31, 2003..............14

     RESULTS OF OPERATIONS FOR TWELVE MONTHS ENDED JULY 31, 2002..............14

         OPERATING EXPENSES...................................................16
         INCOME FROM OPERATIONS...............................................16
         LIQUIDITY AND CAPITAL RESOURCES......................................16
         FUTURE PLAN OF OPERATION.............................................17

     AVAILABLE INFORMATION....................................................17

     FORWARD LOOKING STATEMENTS...............................................18

ORGANIZATION OF MSTG SOLUTIONS, INC...........................................19

     HISTORY..................................................................19

BUSINESS OF THE COMPANY.......................................................19

     GENERAL..................................................................19

     COMPETITION..............................................................22

     INTELLECTUAL PROPERTY....................................................24

     EMPLOYEES................................................................24

     PROPERTIES AND FACILITIES................................................24

     LITIGATION...............................................................24

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................25

EXECUTIVE COMPENSATION........................................................26

     EXECUTIVE COMPENSATION...................................................26

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................29

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS.........................29

SELLING SHAREHOLDERS..........................................................29

PLAN OF DISTRIBUTION..........................................................51

     SELLING SHAREHOLDERS.....................................................51

DESCRIPTION OF SECURITIES.....................................................53

     COMMON STOCK.............................................................53

LEGAL MATTERS.................................................................53

EXPERTS.......................................................................53

FINANCIAL STATEMENTS..........................................................55

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS..............................45

     EXHIBITS.................................................................48

SIGNATURES....................................................................50

POWER OF ATTORNEY.............................................................50

                               PROSPECTUS SUMMARY

The following summary is only a summary and should be read in conjunction with, the more detailed information and the financial statements, including its notes, appearing elsewhere in this prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

SHARES TO BE REGISTERED       The   Registration   Statement,   of  which   this
                              Prospectus is a part, registers: 1,593,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options. We are not registering any shares for resale pursuant to the exercise of options.

                                  The Offering
                                  ------------

Common Stock Outstanding as of          5,123,767 Shares
   November 14, 2003

Common Stock to be Registered           1,593,399 Shares

Risk Factors                            The securities  offered hereby involve a
                                        high   degree  of  risk  and   immediate
                                        substantial    dilution.    See    "Risk
                                        Factors."

                                        The Company intends to apply for trading upon the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that our Company will be accepted for trading upon the OTCBB, or if it is accepted for trading, that a realistic trading market will ever develop.

                          SUMMARY FINANCIAL INFORMATION

The following table presents our selected historical financial data derived from our financial statements. The historical financial data presented herein only summarizes basic data and should be read in conjunction with our financial statements and notes. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus:

                                PERIOD FROM
                                 INCEPTION        (REVISED)       TWELVE MONTHS
                              (JUNE 26, 2001)   TWELVE MONTHS         ENDED
                                  THROUGH           ENDED         JULY 31, 2003
                              JULY 31, 2001(1)  JULY 31, 2002      (UNAUDITED)
                              ----------------  -------------      -----------
STATEMENT OF INCOME DATA:
   Revenue                      $         --     $    986,857      $  3,365,527

   Net Income (Loss)            $         --     $   (437,081)     $    (18,097)

   Net Income (Loss) per Share  $         --     $      (0.15)     $      (0.00)
                                ------------     ------------      ------------

                                PERIOD FROM
                                 INCEPTION        (REVISED)       TWELVE MONTHS
                              (JUNE 26, 2001)   TWELVE MONTHS         ENDED
                                  THROUGH           ENDED         JULY 31, 2003
                              JULY 31, 2001(1)  JULY 31, 2002      (UNAUDITED)
                              ----------------  -------------      -----------
BALANCE SHEET DATA:
   Total Assets                 $         --     $  1,473,639      $  1,135,122

   Total Liabilities            $         --     $  1,761,708      $    913,772

   Stockholders' Equity         $         --     $   (288,069)     $    221,350
                                ------------     ------------      ------------

(1) We were incorporated in the State of Nevada on June 26, 2001 as Tech Windows, a Nevada corporation, but did not commence operations until August 2001.

                                  RISK FACTORS

THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING US AND OUR BUSINESS CONTAINED IN THIS PROSPECTUS.

WE HAVE ONLY A LIMITED        We   commenced   implementation   of  our  current
OPERATING HISTORY.            business  plan during the fourth  quarter of 2001.
                              Prior to October  2001 our  intended  business was
                              the marketing of long distance  services through a
                              network-marketing  program we established.  In the
                              fourth  quarter of 2001, we commenced  development
                              of  the  new  business  plan   described  in  this
                              prospectus. This new business plan has a limited operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. There is no assurance that we will be profitable in the future. It is uncertain whether consumers will be willing to pay for products and services at a level that will allow us to sustain long-term profitability.

THERE IS INTENSE              We believe that we have substantial competition in
COMPETITION IN THE SALE       both the  marketing  of our  products and services
OF INCORPORATION AND          and  in  attracting  experienced   salespeople  to
WEB-SITE DEVELOPMENT.         become our  independent  representatives.  Many of
MANY OF OUR COMPETITORS       these competitors have longer operating histories,
ARE MORE EXPERIENCED AND larger customer bases, greater brand name MUCH BETTER FINANCED. WE recognition and significantly greater financial,
ANTICIPATE THAT               marketing  and  other  resources  than  we do.  In
COMPETITION WILL BECOME       addition,  other companies with superior financing
INCREASINGLY SEVERE IN        to our  company  may  elect to enter  the  market.
THE FUTURE AS OTHER           Competitors   may  devote  greater   resources  to
COMPANIES MARKET SIMILAR      marketing and  promotional  campaigns,  and devote
PRODUCTS.                     substantially   more   resources  to  website  and
                              systems  development than we can. We cannot assure
                              you that we will be able to  compete  successfully
                              against  current  and  future   competitors,   and
                              competitive  pressures may have a material adverse
                              effect  on  our  business,  prospects,   financial
                              condition and results of operations.  Further as a
                              strategic  response to changes in the  competitive
                              environment,  our  management  may,  from  time to
                              time, make certain service or marketing  decisions
                              or acquisitions that could have a material adverse
                              effect  on  our  business,  prospects,   financial
                              condition   and   results   of   operations.   New
                              technologies   and  the   expansion   of  existing
                              technologies    may   increase   the   competitive
                              pressures on us.

WE ARE DEPENDENT UPON THE     Our  business  plans depend on the  efficient  and
EFFICIENT DEPLOYMENT OF       uninterrupted   operation   of  our  computer  and
OUR INTERNET SITE AND         communications   hardware  and  software  systems.
RELATED BUSINESS              These  systems and  operations  are  vulnerable to
STRATEGIES. IN THE EVENT      damage or interruption  from human error,  natural
OUR INTERNET TECHNOLOGY       disasters,  telecommunication failures, break-ins,
IS NOT ACCESSIBLE BY THE      sabotage,  computer  viruses,  intentional acts of
PUBLIC, FOR TECHNICAL         vandalism  and  similar  events.   While  we  have
REASONS, WE WILL SUFFER       implemented  certain  systems  intended to back-up
SEVERE NEGATIVE BUSINESS      our   website   and  its   data,   despite   these
CONSEQUENCES.                 precautions, there is always the danger that human
                              error or sabotage could substantially  disrupt our
                              website  which  could  cause a loss of visitors to
                              our  site,   damage  to  our   systems,   and  bad
                              publicity.

WE MAY ENTER INTO             Various   state-level    agencies   may   regulate
BUSINESSES THAT ARE           components of our business as our business plan is
SUBJECT TO GOVERNMENTAL       implemented.  While the  following is not intended
REGULATIONS, SUCH AS LAWS     to be a complete  list,  it is a list of  possible
ASSOCIATED WITH THE           state-level regulation which may occur relative to
REGULATION OF BUSINESS        our operations:  (a) companies  deploying  network
FORMATION AND THE             marketing  organizations  have been  regulated  by
DISSEMINATION OF              state Attorney  Generals claiming that the network
INFORMATION TO THE PUBLIC     marketing is actually an unlawful  pyramid scheme;
VIA THE INTERNET.             (b) a significant amount of our revenue is derived
                              through  incorporation   services  and  associated
                              education,  some of  which is  regulated  by state
                              Departments  of  Corporations;  and (c) we  depend
                              heavily  upon the  Internet  to market our Company
                              and  to  provide   information  to  the  marketing
                              network,  some of which may also be  regulated  as
                              government   expands   its   involvement   in  the
                              Internet. If such government scrutiny were to occur, it is uncertain how these governmental agencies will react to the marketing methods and products sold by the

                              Company. There can be no assurance that any such regulatory requirements will not have an adverse effect on our business, financial condition or results of operations.

THERE IS NO TRADING           Our shares of common  stock have never been traded
MARKET FOR OUR SHARES AND     on any stock  exchange.  As a  result,  all of the
THERE IS NO ASSURANCE         risks  inherent  in an  initial  public  offering,
THAT A TRADING MARKET         including  the  uncertainty  associated  with  the
WILL EVER DEVELOP FOR THE     development   of  an  active  trading  market  are
SHARES.                       applicable to the shares sold in  connection  with
                              this Prospectus. In the event the OTCBB refuses to provide price quotations for us, or if an active market for our Shares does not develop, investors in shares of our Common Stock may be unable to liquidate their investment.

WE HAVE NEVER PAID            We plan to retain  all cash in our  possession  to
DIVIDENDS UPON OUR SHARES     finance   the   development   and  growth  of  our
OF STOCK AND WE DO NOT        business.  It is extremely  unlikely  that we will
ANTICIPATE EVER PAYING        ever pay  dividends  upon  our  shares  of  common
DIVIDENDS UPON OUR SHARES     stock.  Investors  seeking a regular  cash payment
OF STOCK.                     upon their investment should not buy our shares of
                              common stock.

IN THE PAST, THE STATE OF     We believe  that a key to our success has been the
CALIFORNIA HAS                development of our network marketing force. 95% of
INVESTIGATED                  our sales are  generated  through  the  efforts of
NETWORK-MARKETING SYSTEMS     this network. In the past, the Attorney General of
SUCH AS THE ONE WE HAVE       the state of  California  has  investigated  other
DEPLOYED. IF SUCH AN          companies with network marketing organizations and
INVESTIGATION WERE TO         has sometimes concluded that they are operating an
DETERMINE THAT WE ARE         unlawful pyramid sales organization. Approximately
OPERATING A PYRAMID SALES     90% of our sales  force is located in  California.
ORGANIZATION, THEN WE         If the state of California were to investigate our
MIGHT BE ORDERED TO CEASE     company  and  concluded  that we are  operating  a
OPERATIONS.                   pyramid sales organization, we might be ordered to
                              substantially   curtail,   or  cease,   operations
                              altogether. In the event such an order was to be issued, an investor in shares of our Common Stock might lose his entire investment.

THE INTERNET HAS BEEN THE The Internet remains in an early stage for SUBJECT OF CONSTANT commercial applications. Technological changes TECHNOLOGICAL CHANGE. IF will occur which virtually immediately impact upon WE ARE UNABLE TO our business strategies. If we are unable to SUCCESSFULLY AND TIMELY either predict such changes in advance or rapidly INCORPORATE THESE CHANGES adjust our plans and technologies to reflect these INTO OUR BUSINESS PLAN, changes, our business plans and Internet site
OUR    SERVICES     MAYBE     could be  rendered  obsolete  within a very  short
RENDERED OBSOLETE.            period of time.  These  changes  include  both the
                              development  of hardware and  software  that could
                              render     the     Company's     business     plan
                              non-competitive.

OUR BUSINESS IS DEPENDENT     The Internet based  information  market is new and
ON THE CONTINUED GROWTH       rapidly   evolving.   Our   business   is  heavily
AND USE OF THE INTERNET,      dependent  upon  an  increasing   Internet  usage,
AS WELL AS THE EFFICIENT      particularly  by  consumers  and  businesses.  Our
OPERATION OF THE              business would be materially adversely affected if
INTERNET.                     Internet  usage does not continue to grow or grows
                              slower  than  currently  projected.  Further,  our
                              business  will be adversely  affected if consumers
                              or   businesses   fail  to  use  the  Internet  in
                              sufficient numbers to allow our business plans to be successfully implemented. Internet usage may be inhibited for a number of reasons, such as:

                                   o    Inadequate network infrastructure;

                                   o    security concerns;

                                   o    inconsistent quality of service; and,

                                   o    unavailability    of     cost-effective,
                                        high-speed access to the Internet.

                              These problems may occur in deploying any business plan that includes Internet related products.

WE MAY HAVE CONTINGENT        We  cannot  preclude  the   possibility   that  an
LIABILITIES RESULTING         investor or investors who purchased  securities in
FROM OUR RECENT ISSUANCE      connection with the exercise of options will claim
OF COMMON STOCK.              that we failed to fully  disclose a material fact.
                              In the event any shareholder were to successfully prosecute an action against us on this issue, the shareholders who were investors in this private placement may be entitled to damages, including a right to rescind their investment, entitling them to a return of their gross investment. We have issued options to members of our network marketing program, the amount of which is determined by their performance. The exercise price of these options ranges from $0.25 to $1.50 per share.
                              Those options that were exercised prior to the filing of the Registration Statement, of which this Prospectus is a part, are being registered in the Registration Statement. We received $615,272 as a result of the exercise of these options.
                              Accordingly, assuming that the shareholders were entitled to a return of their investment damages to the Company would, at the minimum, be equal to $615,272 and could exceed that amount. Section 12 of the Securities Act of 1933 would provide shareholders with this right of rescission in the event it was determined that we had failed to disclose a material fact. Such a damage award would have a severe and adverse effect on our business, including but not limited to, impacting our ability to continue as a going concern.

WE MAY REQUIRE ADDITIONAL     We currently  anticipate  that our available  cash
CAPITAL AND OUR ABILITY       resources  from  operations  and previous  capital
TO RAISE THE NEEDED           financings   will  be   sufficient   to  meet  our
CAPITAL IS UNCERTAIN.         presently  anticipated net capital and expenditure
                              requirements for the foreseeable future based upon
                              known and reasonably estimated trends. However, if
                              we need to  raise  additional  funds  in  order to
                              support  more  rapid  expansion,  develop  new  or
                              enhanced   services  and   products,   respond  to
                              competitive   pressures,   acquire   complementary
                              businesses  and/or  technologies,  or  respond  to
                              unanticipated   requirements,   there  can  be  no
                              assurance  that   additional   financing  will  be
                              available when needed on terms favorable to our Company.

WE ARE DEPENDENT UPON THE     Our success depends, to a significant extent, upon
KEY SERVICES OF GIL KIM       a number of key  employees,  including the efforts
AND JUDY KIM WITH WHOM WE     of its key management personnel,  specifically our
HAVE EMPLOYMENT               President and Chief  Executive  Officer,  Gil Kim,
AGREEMENTS, BUT THEY MAY and Vice President, Controller and Secretary, Judy DESIRE TO TERMINATE THEIR Kim. In order to retain its key management
RELATIONSHIP WITH THE         personnel,  such  individuals  have been  provided
COMPANY AT ANY TIME,          with  substantial  stock and/or options to acquire
CAUSING A SEVERE              Common Stock of the Company.  The Company does not
DISRUPTION IN OUR             maintain  key  person  life  insurance  on its key
OPERATIONS.                   employees.  The loss of the services of any of its
                              officers, directors, and/ or key employees, or the
                              inability to identify,  hire,  train and/or retain
                              other  qualified  personnel  in the future,  could
                              have a material  adverse  effect on the  Company's
                              business,   financial   condition   and  operating
                              results.  We believe that our future  success will
                              also  depend in part upon our  ability to attract,
                              retain,   and   motivate   qualified    personnel.
                              Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel.

OUR COMMON STOCK MAY BE       While there is no assurance, we intend to apply to
CLASSIFIED AS A "PENNY        trade upon the  OTCBB.  As a result,  an  investor
STOCK" WHICH COULD CAUSE      could find it more  difficult to dispose of, or to
INVESTORS TO EXPERIENCE       obtain accurate  quotations as to the market value
DELAYS AND OTHER              of, the stock,  as compared to  securities,  which
DIFFICULTIES IN TRADING       are traded on the NASDAQ  trading  market or on an
SHARES IN THE STOCK           exchange.  In  addition,  we  anticipate  that the
MARKET.                       trading  in our  Common  Stock  may  be  initially
                              covered  by  what is  known  as the  "Penny  Stock
                              Rules."  Our sale of stock  prior to the filing of
                              this Prospectus was under the exercise of options,
                              which  contained  strike prices ranging from $0.25
                              to $0.50 per share. If our stock commences trading
                              upon the  OTCBB it will be  covered  by the  penny
                              stock  rules if it  trades at a price of less than
                              $5.00 per
                              share.  As a result,  we anticipate that the penny
                              stock  rules  will  apply  to our  stock  for  the
                              foreseeable  future. The penny stock rules require
                              brokers  to  provide   additional   disclosure  in
                              connection  with  any  trades  involving  a  stock
                              defined  as  a  "penny   stock,"   including   the
                              delivery, prior to any penny stock transaction, of
                              a disclosure  schedule  explaining the penny stock
                              market  and the risks  associated  therewith.  The
                              regulations governing penny stocks could limit the
                              ability of  brokers to sell the shares  offered in
                              this  Prospectus  and to sell  the  shares  in the
                              secondary   trading   market.   If  brokers   have
                              difficulty  in  selling  our  shares  in the  open
                              market,   the  demand  for  our  shares  could  be
                              materially reduced. This could result in a severe decline in our stock price.

THE OFFERING PRICE OF THE     No federal or state agency has made any finding or
SHARES TO BE SOLD HAS         determination  as  to  the  merits,  fairness,  or
BEEN ARBITRARILY              suitability for investment of the Shares,  nor has
DETERMINED.                   any independent third party, such as an investment
                              banking  firm, or other expert in the valuation of
                              the business or securities, nor made an evaluation
                              of our economic  potential.  Our legal  counsel is
                              not  experienced  in reviewing  and  verifying the
                              merits of a particular investment from a financial
                              point of view, nor has legal counsel undertaken to
                              conduct such a review. Consequently, an investment
                              in the Shares  should only be made by  prospective
                              investors  who,  either  directly or through their
                              own professional advisors,  have the financial and
                              business  knowledge and experience to meaningfully
                              evaluate the merits and risks  thereof.  Potential
                              investors   are  urged  to  seek  and   obtain  an
                              independent analysis of our company, and its business and plan of expanded operations, before making an investment in the Shares.

GROWTH OF THE COMPANY IS We rely almost exclusively upon our network of DEPENDENT UPON EXPANSION Independent Representatives to market our products AND RETENTION OF THE SALE and services. While this network is currently
FORCES.                       comprised  of over  3,000  individuals,  there are
                              certain individuals who generate the vast majority
                              of our revenue. In the event that any of these key
                              individuals  were to leave our marketing  network,
                              or to otherwise become  unavailable to participate
                              in  the  network,   our  ability  to  conduct  our
                              business   could  be   materially,   and   perhaps
                              permanently, impaired.

CONTROL OF COMPANY IN         Upon this Prospectus  being declared  effective by
PRINCIPAL SHAREHOLDERS,       the  U.S.   Securities  and  Exchange   Commission
OFFICERS AND DIRECTORS.       ("SEC"),  Gil Kim and Judy  Kim will  beneficially
                              own approximately 68% of the outstanding shares of
                              Common Stock.  As a result,  these persons  acting
                              together  will have the  ability  to  control  the
                              election and removal of Directors  and any merger,
                              consolidation, or sale of all or substantially all
                              of our assets,  and to control our  management and
                              affairs.   Accordingly,   this   concentration  of
                              ownership   may  have  the  effect  of   delaying,
                              deferring,  or  preventing  a change  in  control,
                              impeding  a merger,  consolidation,  takeover,  or
                              other  business  combination,  or  discouraging  a
                              potential  acquirer  from making a tender offer or
                              otherwise  attempting  to  obtain  control  of our
                              Company,   which   in  turn,   could   materially,
                              adversely  affect the  market  price of our Common
                              Stock.

                              TERMS OF THE OFFERING

OTCBB

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or otherwise. Thereafter, all sales of Shares shall be at market price.

Each Selling Shareholder is free to offer and sell his or her shares of Common Stock at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the shares of Common Stock are sold may include transactions on the Pink Sheets, or the OTCBB, in the event the Company is listed on the OTCBB. The sales will be at the market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

The Selling Shareholders may effect such transactions by selling Common Stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of the shares of Common Stock for which such broker-dealers may act as agents or to whom they sell as principals, or both. Such compensation, as to a particular broker-dealer, might be in excess of customary commissions.

Each Selling Shareholder and any broker-dealer that acts in connection with the sale of shares of Common Stock may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of Common Stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

We have notified the Selling Shareholders of the Prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sale could occur until such amendment is declared effective.

We are informing the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sale in the market and have provided the Selling Shareholders with a copy of such Rules and Regulations.

This Prospectus covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc. These Shares were acquired by the Selling Shareholders through the Exercise of Options. This Prospectus only covers the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or otherwise. Thereafter, all sales of Shares shall be at market price. Selling Shareholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act of 1934, provided they meet the criteria and conform to the requirements of such Rule.

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

We anticipate applying to the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that the OTCBB will allow our shares to trade, or if our shares do trade upon the OTCBB, that an active trading market will develop.

As of November 14, 2003, there were approximately 476 holders of our Common Stock, as reported by our transfer agent. Members of our sales network earn stock options, the amount and form of which are conditioned upon the level of performance. The following options have currently been earned by members of our sales network:

     ======================================================================
     Exercise Price                                    Number of Members
      {Per Option}          Number of Options       Who Have Earned Options

     $ 0.25 Options             2,292,448                     228
     $ 0.50 Options             2,186,019                     520
     $ 0.75 Options             3,777,750                     456
     $ 1.50 Options             1,072,000                      81
                                =========                   =======
         TOTAL                  9,328,317
                                =========
     ======================================================================

None of these options have been issued. It is our intention to register all shares underlying these options during the one (1) year period of time following the effective date of the Registration Statement, of which this Prospectus is a part.

We are registering 1,593,399 shares in the Registration Statement, of which this Prospectus is a part. Mr. and Mrs. Kim hold 3,100,000 shares of the Company's Common Stock and Strawberry Canyon Capital, Inc. holds 250,000 shares of the Company's Common Stock, all of which have been held for greater than one year. Under Rule 144 of the Securities Exchange Act of 1934, all of these shares of Common Stock could be sold subject to certain volume restrictions; however, these shares are not being registered in this Prospectus.

                                 DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA

The following selected financial data is a summary and should be read in conjunction with, the financial statements, related notes to financial statements and Report of Independent Public Accountants, and Management's
Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere. The following tables summarize certain selected financial data of MSTG Solutions, Inc. for the twelve months ended July 31, 2002 (audited) and for the period from its inception on June 26, 2001 through July 31, 2001 (audited). The data has been derived from financial statements included elsewhere in this Prospectus. No dividends have been paid for any of the periods presented.

                                PERIOD FROM
                                 INCEPTION        (REVISED)       TWELVE MONTHS
                              (JUNE 26, 2001)   TWELVE MONTHS         ENDED
                                  THROUGH           ENDED         JULY 31, 2003
                              JULY 31, 2001(1)  JULY 31, 2002      (UNAUDITED)
                              ----------------  -------------      -----------
STATEMENT OF INCOME DATA:
   Revenue                      $         --     $    986,857      $  3,365,527

   Net Income (Loss)            $         --     $   (437,081)     $    (18,097)

   Net Income (Loss) per Share  $         --     $      (0.15)     $      (0.00)
                                ------------     ------------      ------------

                                PERIOD FROM
                                 INCEPTION        (REVISED)       TWELVE MONTHS
                              (JUNE 26, 2001)   TWELVE MONTHS         ENDED
                                  THROUGH           ENDED         JULY 31, 2003
                              JULY 31, 2001(1)  JULY 31, 2002      (UNAUDITED)
                              ----------------  -------------      -----------
BALANCE SHEET DATA:
   Total Assets                 $         --     $  1,473,639      $  1,135,122

   Total Liabilities            $         --     $  1,761,708      $    913,772

   Stockholders' Equity         $         --     $   (288,069)     $    221,350
                                ------------     ------------      ------------

(1) We were incorporated in the State of Nevada on June 26, 2001 as Tech Windows, a Nevada corporation, but did not commence operations until August 2001.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion regarding our financial statements should be read in conjunction with our financial statements included herewith.

OVERVIEW

We are engaged in the business of providing incorporation and small business related products and services to the public. The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or otherwise. Thereafter, all sales of Shares shall be at market price.

RESULTS OF OPERATIONS

The following table sets forth selected financial information for the periods indicated:

                                             (REVISED)    TWELVE MONTHS
                                           TWELVE MONTHS      ENDED
                                               ENDED      JULY 31, 2003
                                           JULY 31, 2002   (UNAUDITED)
                                           -------------   -----------

STATEMENT OF INCOME DATA:

     Revenue                                $   986,857    $ 3,365,257

     Operating Expenses                       1,414,101      3,393,886

     Income (Loss) from operations             (427,244)       (28,359)

     Total other income and (expense)             4,395          5,282

     Provision (benefit) for income taxes        14,232         (4,980)
                                            -----------    -----------

RESULTS OF OPERATIONS TWELVE MONTHS ENDED JULY 31, 2003

We generated $3,365,527 in total revenues and $3,393,886 in total operating expenses for the twelve months ended July 31, 2003 and $986,857 in total revenues and $1,414,101 in total operating expenses for the twelve months ended July 31, 2002. Our sales commission expenses increased, during this same period of time, from $361,667 to $1,985,050. This increase in revenues and sales commission expenses is primarily attributable to the development and expansion of our network marketing sales force. As our sales force expanded, it successfully increased total revenues. Our commission expenses increased as a result of the sales force expansion, as well as the performance-based, bonus commission payments to members of the network and company management. We have significantly reduced the payment of bonus amounts to our company management in order to improve our net income.

Other small business services revenues increased from $96,939 for the twelve months ended July 31, 2002 to $571,021 for the same period in 2003. Our direct expenses associated with these revenues increased from $49,315 to $64,032. This improvement in other small business services profit margin is attributable to our directly providing certain services which we previously outsourced. These services include business entity preparation, resident agent services and mail forwarding services.

Our net loss of $437,081 for the twelve months ended July 31, 2002 decreased to a net loss of $18,097 for the same period in 2003. We believe that the primary cause of this decrease in loss was the rise in sales and the Company's initiative to control most of the products and services it offers "in-house."

For the twelve months ended July 31, 2002, there were no cash bonuses paid to the Company's officers, Gil Kim and Judy Kim. For the twelve months ended July 31, 2003, $219,519 was paid to Gil Kim in the form of cash bonuses. According to the six-month comparative income statements, the significant changes in the Cost of Sales and the General and Administrative Expenses (expenses that increased or decreased by more than 10% relative to sales), were Corporate Education Commissions, Business Filing Expenses, Office Supplies, Payroll Expenses, Professional Expenses, and Rent Expenses. In the first year of a company using Network Marketing as a sales strategy, the amount of commissions paid to Independent Representatives is always less compared to the second year and years thereafter. When a Network Marketing Organization starts, not all levels of compensation are paid out, as shown in Table 3, because the sales force had taken some time to reach down the levels of compensation, as well as the higher positions, such as Director and Regional Vice President, which pay higher commission rates. This is why the Corporate Education Commissions, relative to total sales, is 44% higher in the six months ended January 31, 2003 than the six months ended January 31, 2002. Other Small Business Expenses, Business Filing Expenses decreased by 29% because the Company formerly outsourced the filing of corporations to other incorporating firms. In the third quarter of fiscal year ending July 31, 2002, the Company decided to handle the business filings of corporations internally, to be done by the Company's employees, therefore, showing no Business Filing Expenses in the six-months ended January 31, 2003. Relative to sales, other General and Administrative expenses that significantly decreased were Other Taxes Expense, Payroll Expense, Professional Fees and Rent because these expenses are considered by the Company as fixed expenses, therefore, these expenses did not consistently rise as sales rose when comparing the two six-month periods.

From August 1, 2001 through July 31, 2003, the revenue streams we recognized were: 1) Corporate Education, 2) Bookkeeping Services with Tax Preparation, 3) Business Filing, also known as incorporation services, 4) Company Formalities Services, 5) Company Record Book and Seal Sales, 6) Credit Services, 7) Legal Services, 8) Mail Forwarding Services, 9) Resident Agent Services, 10) Resident Telephone Services, 11) State Filing Services, 12) Voicemail Services, 13) Website Services and 14) Representative and Agent Fees. Most of the services just mentioned were rendered within three-days after the sale took place to ensure proper funds and payments were received by the Company. The previously-mentioned items that were recognized differently and deferred over a specified amount of time were: 1) Corporate Education, in which revenue was deferred over 12 months, 2) Business Filing, in which revenue was deferred over 3 months, 3) Resident Agent Services, in which revenue was deferred over 12 months, 4) Resident Telephone Services, in which revenue was deferred over 12 months, 5) Voicemail Services, in which revenue was deferred over 12 months, and
6) Representative and Agent Fees, in which revenue was deferred over 12 months. The decision to choose the revenue streams that were deferred was dependent upon the amount of time that services were guaranteed to the customer(s) who purchased the service(s).

RESULTS OF OPERATIONS TWELVE MONTHS ENDED JULY 31, 2002

Revenue for the fiscal year ended July 31, 2002 was $986,857. The Company generally educates individuals and small businesses on the benefits and advantages of establishing a corporation or other similar business entity. This portion of the Company's operations generated $809,759 of revenue for the year. Independent Representatives pay a fee to join the Company's network marketing sales program and $80,159 was paid during the year. During this fiscal year, the Company formed corporations, contracted with professionals in web site design and hosting and provided resident agent services for Nevada businesses, which amounted to $96,939 for our first twelve months of operations. We believe that while the aggregate amount of revenue may increase in the future, the sources of this revenue will contribute approximately the same percentage to total revenue.

OPERATING EXPENSES

Our operating expenses, in the aggregate amount of $1,414,101 are comprised of sales commissions payable to our Independent Representatives, direct costs to provide our products and services, sales and marketing expenses and general and administrative expenses. Sales commission expenses amounted to $361,667 and expenses associated with other small business services amounted to $49,315. Sales and marketing expenses, such as travel and entertainment, were $110,535. General and administrative expenses, including officers' and employees' wages and salaries, equipment rental, professional fees, rent and telephone expenses were $892,584.

INCOME FROM OPERATIONS

We incurred a loss of $437,081, after the allowance for income taxes, during our initial fiscal year of operations. Management believes that its focus upon the development of a network marketing sales system educated in the advantages associated with the various products and services offered by the Company will improve profitability in the future. However, since the network marketing sales force was initially inexperienced and unaware of the benefits of our products and services during our first full year of operations, we incurred a substantial loss.

LIQUIDITY AND CAPITAL RESOURCES

We do not believe that inflation has had a significant impact on our operations since our inception. We believe that our cash flow from operations will be sufficient to support our operations during our next twelve months. While there can be no assurance, we do not anticipate seeking new capital through June 30, 2003. Our company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since the inception of our company, 1,673,767 shares of our Common Stock have been issued as the result of option exercises. As of January 31, 2003, we have received a total of $615,272 as a result of the exercise of these stock options. Subsequent to January 31, 2003, we have received less than $10,000 due to the exercise of additional stock options. Each optionholder was provided with a disclosure document prior to the exercise of their options.

The Registration Statement, of which this Prospectus is a part, registers 1,593,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options. We are not registering any shares for resale pursuant to the exercise of options.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. The shares underlying these options to purchase Common Stock are registered hereunder.

FUTURE PLAN OF OPERATION

We believe that a critical component of our future growth will be the identification and deployment of additional services required by small business operations. We have found that new product introductions are helpful in assuring continuing interest on the part of the members of our network marketing system. Products and services we are considering include international issues such as visa compliance and import/export regulations, estate and retirement planning and business and life insurance. While there is no assurance that we will introduce any of these products or services to the marketing network and if such an introduction takes place, there is no assurance that the product will be profitable, we are dedicated to continuing to analyze potential new products and services to be offered. We anticipate adding up to five additional employees through July 31, 2004.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the SEC pursuant to the Act and the rules and regulations of the thereunder.

The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities Exchange Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. The Commission's Internet site located at www.sec.gov contains reports, proxy and information statements and other information regarding issuers that have electronically filed with the Commission.

FORWARD LOOKING STATEMENTS

This prospectus contains certain statements about our future business plans, including our current intention to develop and market new products and services in the future and our possible need for additional capital to finance our growth. Statements made in this prospectus regarding our future business prospects and capital needs are forward-looking statements under federal securities laws. There is no assurance that any statement about our future business potential will eventually actually occur or that our projected revenues and expenses will not be materially different that our current expectations. Our ability to proceed with the implementation of our business plans is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which such implementation would occur is subject to substantial uncertainty. Undue reliance should not be placed upon any forward looking statement contained in this Prospectus, including but not limited to statements about the introduction of new products and services, our need for additional capital and the anticipated timing in implementing any of our future business plans. These statements are based on the current expectations of our management, which may change in the future due to a large number of unanticipated future developments, including, but not limited to the Risk Factors set forth in this Prospectus.

                      ORGANIZATION OF MSTG SOLUTIONS, INC.

HISTORY

Our company is a Nevada corporation that changed its name from Tech Windows, a Nevada corporation to MSTG Solutions, Inc., a Nevada corporation during the fourth quarter of 2001. The major shareholders of the Company are Gil and Judy Kim, who jointly own 3,100,000 shares of common stock, and Strawberry Canyon Capital, Inc., whose sole shareholder is Lawrence Horwitz, owns 250,000 shares of common stock. Horwitz and Cron, a law firm in which Mr. Horwitz is a partner, provides legal work for our company.

Our operations have been financed exclusively by Gil and Judy Kim and the exercise of stock options. Initially, the Company was established to market long distance services through its network-marketing program. The Company has adjusted its plans to now focus exclusively upon small business related products and services.

                             BUSINESS OF THE COMPANY

GENERAL

On June 26, 2001 Tech Windows was incorporated in the state of Nevada. During its initial six months of existence, no business operations were conducted through Tech Windows. In February, 2002 the name of Tech Windows was changed to MSTG Solutions, Inc. We initially established our business to market long distance services through a network-marketing program. We have adjusted our plans to now focus exclusively upon providing products and services for small businesses.

Our management believes that it has established a convenient method to form a corporation or other similar business entity, obtain a professionally-designed business web site, retain professionals such as accountants, lawyers and salespeople and use these tools to generate income by sharing the Company's products and services to the end consumer.

Between the period August 1, 2001 and January 31, 2003 we offered two different "Corporate Education" service packages - the "C-Pak" for $495.00 or the "Hi-Pak" for $895.00. The customer(s) would receive education and training on the benefits of incorporating small businesses for a period of 12 months from the date of purchase. The customer would pay either $495.00 ("C-Pak") or $895.00 ("Hi-Pak") for the purchase of the service package, and we in turn, would pay the Corporate Education Commissions according to the then applicable Marketing and Compensation Plan. We received a total of approximately $3,600,000 in Corporate Education Revenue during this period. We paid Corporate Education Commissions to our Independent Representatives of approximately $2,300,000 during this period, or about 64% of the total Corporate Education Revenue received.

Our two training packages that were marketed, called the "C-Pak" and "Hi-Pak," provided for 12 months of education seminars, which included, but were not limited to, discussions and instructions on the following topics:

     o Business Entities and Strategies: Which is the best business entity for me?

     o Business Formalities: What do I need to do to comply with legal requirements to assure that my business entity protects my personal assets?

     o Setting up Books for your Company: How do I properly document my business income and expenses?

     o Basic Business Credit Profile Building: How will I build a business credit profile that has nothing to do with my personal credit profile?

     o Business Contracts: What contracts do I need and what are the key clauses of these contracts?

     o Tax Advantages: How can I legally save on federal and state income taxes?

We had local, regional and national training events, as well as national conference calls, in which our Independent Representatives and customers participated. Customers were awarded a Certificate of Attendance at the first educational seminar offered by our MSTG Academy they attended.

After the purchase of one of our training or education services, customers had one-year of free attendance to our Academy's educational training and seminars. In addition, should a customer decide to incorporate their business, the customercould avail themselves of our business filing service (a.k.a. corporate service or incorporation service), with state filing fees and list of officers' filing separate. Customers could choose to file their business entities within two years from the date of purchase of one of either of our training packages.

We intend that all of our products and services be marketed through our sales network of Independent Representatives. Our management believes that this sales network provides the critical link between our products and services and the end consumer.

As Independent Representatives became more familiar with our products and services, the Independent Representatives took over the continuing education and training of customers and new Independent Representatives directly after January 31, 2003. Since that time, when customer requirements have been fulfilled, all sales commissions have been paid from the Company's business filing sales ("Corporate Service"), Independent Representative fees and the Company's other small business services offered (i.e., bookkeeping services, legal services, website services). The Independent Representative(s) would be responsible for all associated costs of education and training. While there is no assurance that we will successfully expand our range of services to include any or all of the foregoing services, it is presently our intention to monitor the marketplace for products and services, which compliment the existing offerings, and to incorporate such products and services into our business plans.

Our current revenues are derived from one of three sources:

     o CORPORATE EDUCATION: While we have recently eliminated the trade name, "C-Pak," from our current marketing strategy, much of our historical revenue, under this category, arose from the sales of "C-Paks" and "Hi-Paks." "C-Paks" involved a one-time fee payable by the customer to receive education and training for one year and to file their business entity such as a corporation. "Hi-Paks" involved all of the items included in the "C-Pak," as well as a Company Book and Seal and an Incorporation Training Kit that included a book written by the Company, with additional information and brochures. We have replaced "C-Pak" and "Hi-Pak" with a one-time fee for which we provide all of the necessary services to file a customer's business entity. The "Hi-Pak" term is still used, but is now referred to as customers who purchase the one-time fee to file their business (a.k.a. incorporation service, corporate service) and become Optional Team Leader (OTL), as an Independent Representative of the Company. "Hi-Pak" is no longer linked with any type of education or training. There are no further education services.

     o REPRESENTATIVE AND AGENT FEES: These fees are paid by individuals who decide to join our network marketing sales force.

     o OTHER SMALL BUSINESS SERVICES: These are revenues generated from the various small business services we provide, including bookkeeping, business filing, corporate formalities, credit build-up, legal, mail forwarding, resident agent, voicemail and website services.

After January 31, 2003 Corporate Education has been discontinued, and the one-time fee is $495.00 for a Business Filing of the customer's business, which is ordered with our "Corporate Service Order Form." We provide each customer with a retail business kit that includes literature and a book on the incorporation process and corporate credit. The customer also receives incorporation services (the right to incorporate), valid until the customer decides in which state they would like to incorporate. As stated in the MSTG Solutions, Inc. Policies and Procedures, each Business Filing customer has 24 months from the date of their purchase to incorporate their business. When the customer is ready to incorporate, they pay the applicable State Filing Fee(s). When a Business Filing (Corporate Service) Sale is made, the Independent Representatives' Sales Commissions are paid the following week and detailed in our Marketing and Compensation Plan. After January 31, 2003 our Independent Representatives took over the continuing education and training of new Representatives directly, since the Company ceased Corporate Education. Since that time, when customer requirements had been fulfilled, all Sales Commissions have been paid from our Business Filing Sales, Independent Representative Fees, and our monthly corporate and business services offered (i.e., Bookkeeping Services, Legal Services and Website Services). Our new Marketing and Compensation Plan for the Independent Representatives is set forth in the following Table:

           WEEKLY COMMISSIONS FOR EACH BUSINESS FILING OR INDEPENDENT
                           REPRESENTATIVE (OTL) SALE
                      FROM JANUARY 31, 2003 THROUGH PRESENT

                          ----------------------------------------------------------------------------------------
                             OPTIONAL
                             CUSTOMER
                          REPRESENTATIVE  OPTIONAL TEAM QUALIFIED TEAM                               REGIONAL VICE
                              (OCR)       LEADER (OTL)   LEADER (QTL)     MANAGER       DIRECTOR       PRESIDENT
------------------------------------------------------------------------------------------------------------------
                                                          Be an OTL
                           Pay the $99    Pay the $499    and Make 3
                           Independent    Independent     Qualifying
                          Representative Representative    Sales (3      Sponsor 6      Sponsor 5      Sponsor 5
REQUIREMENTS                   Fee            Fee         customers)       QTLs         Managers       Directors
------------------------------------------------------------------------------------------------------------------
Level 1 - Personal Sales   $       --     $       --     $   100.00     $   150.00     $    80.00     $   200.00
------------------------------------------------------------------------------------------------------------------
Level 2 - Overrides        $       --     $       --     $       --     $    50.00     $    80.00     $   100.00
------------------------------------------------------------------------------------------------------------------
Level 3 - Overrides        $       --     $       --     $       --     $    15.00     $    30.00     $    45.00
------------------------------------------------------------------------------------------------------------------
Level 4 - Overrides        $       --     $       --     $       --     $    10.00     $    20.00     $    30.00
------------------------------------------------------------------------------------------------------------------
Level 5 - Overrides        $       --     $       --     $       --     $    10.00     $    15.00     $    20.00
------------------------------------------------------------------------------------------------------------------

                 MONTHLY SALES COMMISSIONS FOR EACH BOOKKEEPING,
                              LEGAL OR WEBSITE SALE
                      FROM JANUARY 31, 2003 THROUGH PRESENT

                         -------------------------------------------------------------------------
                         OPTIONAL TEAM  QUALIFIED TEAM                               REGIONAL VICE
                          LEADER (OTL)   LEADER (QTL)      MANAGER       DIRECTOR      PRESIDENT
--------------------------------------------------------------------------------------------------
Level 1 - Personal Sales   $     1.00     $     1.00     $     1.00     $     1.30     $     1.70
--------------------------------------------------------------------------------------------------
Level 2 - Overrides        $       --     $     0.50     $     0.90     $     1.30     $     1.70
--------------------------------------------------------------------------------------------------
Level 3 - Overrides        $       --     $     0.50     $     0.90     $     1.30     $     1.70
--------------------------------------------------------------------------------------------------
Level 4 - Overrides        $       --     $     0.50     $     0.90     $     1.30     $     1.70
--------------------------------------------------------------------------------------------------
Level 5 - Overrides        $       --     $     0.50     $     0.90     $     1.30     $     1.70
--------------------------------------------------------------------------------------------------
Level 6 - Overrides        $       --     $     1.00     $     1.40     $     1.80     $     2.20
--------------------------------------------------------------------------------------------------
Level 7 - Overrides        $       --     $     3.00     $     3.40     $     3.80     $     4.20
--------------------------------------------------------------------------------------------------

In addition to being our customers, customers can also become Independent Representatives by selling our products and services in order to earn sales commissions and sales commission overrides, depending upon their degree of involvement in the sales network and their success in marketing our products and services. We market our products and services through this sales network of Independent Representatives to market our products and services and sponsor and develop others to build their own sales organizations. We recorded revenues of $80,159 in fees for the twelve months ended July 31, 2002 by individuals for the purpose of joining our network marketing program.

No commissions are paid solely based on recruitment of others. When a product or service is sold, depending on the product or service, the sales commission is paid the next week or the next month to the Independent Representative making the sale. In addition, override commissions are also paid for the sale to the original Independent Representatives whom are in the sponsorship line of the Independent Representative who made the sale. When an Independent Representative joins the program, we provide an Independent Representative a Marketing Kit, allow presentations and trainings at any of our offices, occasionally organize area-training meetings at locations besides our offices, and designate personnel at the corporate office, specially trained to answer questions and inquiries from Independent Representatives and retail customers. We offer various communication avenues to our Independent Representatives to keep other Independent Representatives informed of any changes in the marketing of our products and services. The primary communication vehicles we utilize to keep our Independent Representatives informed include the extensive use of electronic mail, an interactive voicemail service and our website, http://www.mstgs.com.

Network marketing is primarily used for marketing based on personal sales, since it encourages the authorized sales agent, or Independent Representative, to use face-to-face meetings with potential customers and has the potential of attracting a large number of sales personnel within a short period of time, while avoiding significant advertising costs. Our marketing efforts towards individuals typically target small business owners or individuals seeking to start their own business, using the benefits of an advantageous business entity, such as a corporation. Our Independent Representatives can also offer customers with additional services such as bookkeeping, corporate formalities, company books and seals, legal, mail forwarding, resident agent, voicemail and website services that a typical small business may need. Our sales network sold approximately 95% of our products and services during the twelve months ended July 31, 2002.

Our Independent Representatives, generally engaged as independent contractors, are provided with an Independent Representative Marketing Kit at the purchase of the Optional Team Leader (OTL) position. After initial customer qualification requirements, they are given the opportunity to sell all of our products and services, sponsor other individuals to build their own sales organization, receive commissions based on their personal sales and override commissions of their sponsored Independent Representatives' sales, qualify for performance bonus commissions and qualify for other performance perks. All advertising and solicitation materials used by the Independent Representatives must be approved by us prior to use. We currently have over 3,000 Independent Representatives marketing our products and services throughout the United States and Canada. A substantial number of our Independent Representatives market our products and services on a part-time basis, only.

Throughout our operating history, each of our Independent Representatives is required to sign our Independent Representative Agreement. As of February 1, 2003, each Representative has two options: (1) become an Optional Customer Representative (OCR) with the payment of $99.00; or (2) become an Optional Team Leader (OTL) with the payment of $499.00. While both of these positions entitle the Independent Representative to receive personal sales commissions, only the OTL position entitles the Independent Representative to form his or her own sales organization, entitling the Independent Representative to receive override sales commissions based upon the performance of those in the Independent Representative's organization.

We derive revenues from the marketing efforts of its network marketing sales force. As an Independent Representative, the individual is free to build a team of other Independent Representatives in order to qualify for override sales commissions and performance bonus commissions. These teams then train and qualify the members of the teams to earn sales commissions, override commissions and performance bonus commissions throughout the entire organization.

COMPETITION

We believe that we have substantial competition in both the marketing of our products and services over the Internet and in attracting experienced authorized sales agents. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time-to-time, make certain service or marketing decisions or acquisitions that could have a material adverse affect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

Our competitors include virtually all companies that offer some or all of our products and services and all companies that market any product or service utilizing network marketing.

INTELLECTUAL PROPERTY

We currently have an application pending with the United States Patent and Trademark Office for registration of the name "MSTG Solutions" as a trademark. We have also registered the website domain name of www.mstgs.com.

We do not rely on proprietary technology in providing our services and products over the Internet. While we use technology, which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

We have no collective labor agreements.

EMPLOYEES

As of the date hereof, we have four full-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. In the long term, we will attempt to hire additional employees, as needed, based upon our growth rate.

PROPERTIES AND FACILITIES

As of the date hereof, our main administrative offices are located at 3111 North Tustin Avenue, Suite 280, Orange, California 92865, consisting of 3,000 square feet, with a lease obligation of $4,870 per month. We also maintain satellite offices in Las Vegas, Nevada located at 3900 Paradise Road, Suite 120, Las Vegas, Nevada 89109, consisting of 900 square feet, with a lease obligation of $1,591 per month and in San Diego, California located at 2667 Camino Del Rio South, Suite 106, San Diego, California 92108, consisting of 800 square feet, with a lease obligation of $1,357 per month.

LITIGATION

To the best knowledge of our Management, there is currently no material litigation pending or threatened against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers are as follows:

================================================================================
NAME                      AGE       OFFICE / POSITION WITH THE COMPANY
================================================================================
Gil Kim                    47       President and Chairman of the Board

Judy Kim                   47       Vice President,  Controller {Chief Financial
                                    Officer}, Secretary and Director

L. Eric Alexander          55       Director

Steven E. Schmitt          35       Director

Jay H. Park                46       Director
================================================================================

GIL KIM, Age 47 - President and Chairman of the Board. Mr. Kim began his career in network marketing as an Independent Representative of NTC (National Telephone and Communications, Inc.) in 1993. NTC was a reseller of long distance telephone services. When the president of the marketing division of NTC left in February 2000 to build PriceNetUSA, he asked Mr. Kim to market PriceNet's products. Mr. Kim worked on behalf of NTC from 1993 until he began working on behalf of PriceNetUSA. Mr. Kim was an independent sales representative for PriceNet from 1999-2000. PriceNet was an online e-commerce company marketed through an extensive network of independent sales representatives. Many of the current representatives of our company worked with Mr. Kim at PriceNet. During Mr. Kim's one year of participation in the PriceNet marketing effort, he was an Independent Sales Representative marketing PriceNet's online shopping mall. Mr. Kim has been a licensed California real estate agent since June, 2000 and continues to be an active investor in various companies. On June 26, 2001 Gil and Judy Kim formed Tech Windows. In February, 2002 the name of this corporation was changed to MSTG Solutions, Inc. Mr. Kim has been employed by MSTG since its inception in August, 2001.

JUDY KIM, Age 47 - Vice President, Controller {Chief Financial Officer}, Secretary and Director. Mrs. Kim is the wife of Gil Kim. She attended Hon Yik University, earning a degree in Arts. From 1984 through 1991, Mrs. Kim was a partner in Young Shin Chiropractic Services. From 1992 through 1997, Mrs. Kim managed a restaurant and a convenience market owned by both Mr. Kim and Mrs. Kim. She also actively assisted Mr. Kim in organizing the network marketing organizations, operating with Mr. Kim at NTC and PriceNetUSA. Mrs. Kim has been employed by MSTG Solutions, Inc. since its inception in August 2001.

L. ERIC ALEXANDER, Age 55 - Director. Mr. Alexander has been an independent marketing consultant with L. Eric Alexander & Associates since 1985. He has developed and implemented sales and marketing strategies in a variety of industries. Prior to this position, Mr. Alexander was a Vice President with Sterling Health Services, a nutritional products and water purification equipment marketing company. From 1975 through 1982, Mr. Alexander worked for American Salesmasters, Inc. and its successor company, primarily involved in the production and marketing of motivational and leadership videotapes.

STEVEN E. SCHMITT, Age 35 - Director. Mr. Schmitt assists clients in achieving performance goals through an effective coaching strategy that incorporates living a healthy, balanced lifestyle. Mr. Schmitt has over 14 years experience in self-development coaching. Mr. Schmitt is the author of three, high selling - in demand books, which include thoughts on living a life full of freedom, prosperity and joy. Mr. Schmitt is one of the most sought-out international speakers, helping people awaken to their potential on a physical, emotional and spiritual level.

JAY H. PARK, Age 46 - Director. Mr. Park is a licensed attorney, operating the Law Offices of Jay H. Park and Associates since 1986. Mr. Park's practice involves business transactions, litigation and criminal matters. Mr. Parks has also been a Judge Pro Tempore with the California Superior Court, County of Orange-West Justice Center, presiding over traffic and small claims matters.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table attached notes sets forth the compensation of our executive officers and directors during the twelve months ended July 31, 2003:

                                                                                    Long Term Compensation
                                                                                    ----------------------
                                    Annual Compensation(1)                     Awards                   Payouts
                                    ----------------------                     ------                   -------
                                                            Other                    Securities
                                                            annual                   Underlying    LTIP      All other
Name and Principal          Year    Salary       Bonus   Compensation  Options(3)   Options/SARs  Payouts   Compensation
Position

Gil Kim - President(2)      2001        -0-         -0-      None       500,000          -0-        None        None
                            2002   $263,000    $210,661      None            --          -0-        None        None
                            2003   $135,000    $219,519      None            --          -0-        None        None

Judy Kim - Vice             2001        -0-         -0-      None            --          -0-        None        None
President, Controller       2002   $ 52,000         -0-      None            --          -0-        None        None
                            2003   $135,000         -0-      None            --          -0-        None        None
                            ----   --------    --------      ----      --------     --------        ----        ----

All officers as a           2001        -0-         -0-      None       500,000          -0-        None        None
group (2 persons)           2002   $315,000    $210,661      None            --          -0-        None        None
                            2003   $270,000    $219,519      None            --          -0-        None        None
                                   ========    ========      ====      ========     ========        ====        ====
     TOTAL                         $585,000    $430,180      None       500,000          -0-        None        None
                                   ========    ========      ====      ========     ========        ====        ====

NOTES TO EXECUTIVE COMPENSATION
-------------------------------

(1) Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending Directors' meetings.

(2) The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named above did not receive other compensation in excess of the lesser of $25,000 or 10% of such officers' cash compensation.

(2) The options have an exercise price of $0.25 per share. All options issued by us contain a right to acquire one share of Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and

Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into shares of restricted stock, within the next 60 days.

EMPLOYMENT AGREEMENTS
---------------------

The Company had an employment agreement with Judy Kim, its Vice President, Controller and Secretary, dated December 1, 2001. The agreement had a term of five years, provided for an annual salary of $52,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended agreement, dated, December 1, 2002, provides for an annual salary of $180,000 with all other terms of the agreement remaining the same.

The Company had an employment agreement with Gil Kim, its President, dated December 1, 2001. This agreement had a term of five years, provided for an annual salary of $260,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended agreement, dated December 1, 2002, provides for an annual salary of $180,000 with all other terms of the agreement remaining the same.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., valued at $0.06 per share, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. Horwitz & Cron is receiving $50,000 as payment for legal services provided in connection with this offering. All options issued by us contain a right to acquire one share of Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into shares of restricted stock, within the next 60 days.

              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock and stock options as November 14, 2003 by: (i) each Stockholder known by us to be the beneficial owner of more than 5% (five percent) of the outstanding Common Stock; (ii) each of our Directors; and (iii) all Directors and Officers as a group:

                                      Shares of                    Percent of
Name and Address                    Common Stock(1)                 Class(2)
----------------                    ---------------               --------------

Gil Kim and Judy Kim, JWTROS(2)        3,600,000                      68.49%

Lawrence W. Horwitz                      500,000                       9.52%
                                       ---------                      ------
All Officers and Directors
as a Group (2 persons)                 3,600,000                      68.49%
                                       =========                      ======

---------------

(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Mr. and Mrs. Kim own 3,100,000 shares of Common Stock and 500,000 options to acquire Common Stock exercisable at $0.25 per share. Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron, owns 250,000 shares of Common Stock and 250,000 options to acquire Common Stock exercisable at $0.50 per share.

(2) C/o MSTG Solutions, Inc., 3111 North Tustin Avenue, Suite 280, Orange, California 92865.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron.

                              SELLING SHAREHOLDERS

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus only covers the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on OTCBB or otherwise. Thereafter, all sales of Shares shall be at market price.

All Selling Shareholders are participants in our network-marketing program and all Shares owned by each of the Selling Shareholders are being registered for resale only in the Registration Statement, of which this Prospectus is apart. The following table sets forth the number of shares of Common Stock that may be offered for sale, from time-to-time, by the Selling Shareholders:

--------------------------------------------------------------------------------
                                                                    PERCENTAGE
                                            SHARES OF COMMON      OWNED, IF MORE
        SHAREHOLDER                         STOCK OFFERED(1)         THAN 1%
--------------------------------------------------------------------------------
1       1st Step Enterprises, Inc.                 200                  *
--------------------------------------------------------------------------------
2       Abanador, Rochelle                       3,600                  *
--------------------------------------------------------------------------------
3       Abot, Soleta                               200                  *
--------------------------------------------------------------------------------
4       Abracosa, Cherry Pie                       200                  *
--------------------------------------------------------------------------------
5       Adricula, Noriel                         3,700                  *
--------------------------------------------------------------------------------
6       Aguilar, Richard                         3,100                  *
--------------------------------------------------------------------------------
7       Aguiluz, Lucille                         7,200                  *
--------------------------------------------------------------------------------
8       Alayu, Teresita                          2,000                  *
--------------------------------------------------------------------------------
9       Albaniel-Brown, Lolita                     200                  *
--------------------------------------------------------------------------------
10      Aleksandryan, Irina                        200                  *
--------------------------------------------------------------------------------
11      Almazan, Imelda                            300                  *
--------------------------------------------------------------------------------
12      Amaya, Luis                                200                  *
--------------------------------------------------------------------------------
13      Ambat, Eleanor                             200                  *
--------------------------------------------------------------------------------
14      Anabo, Omar                             79,850                  *
--------------------------------------------------------------------------------
15      Angus, Felipe & Teresita                 3,600                  *
--------------------------------------------------------------------------------
16      Aquino, Helen                              200                  *
--------------------------------------------------------------------------------
17      Arambula, Jack                             200                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18      Ariate, Norma                            3,200                  *
--------------------------------------------------------------------------------
19      Armao, Andon                               200                  *
--------------------------------------------------------------------------------
20      Arpon, Dante                               200                  *
--------------------------------------------------------------------------------
21      Arreola, Ethel                             200                  *
--------------------------------------------------------------------------------
22      Atil, Jr., Jose                          3,300                  *
--------------------------------------------------------------------------------
23      Attar, Venkatesh                           200                  *
--------------------------------------------------------------------------------
24      Aubertin, Irene                            400                  *
--------------------------------------------------------------------------------
25      Axtle, Eduardo                           3,000                  *
--------------------------------------------------------------------------------
26      Axtle, Maria                               200                  *
--------------------------------------------------------------------------------
27      Badiang, Jesse                           1,000                  *
--------------------------------------------------------------------------------
28      Badillo, Edward                            300                  *
--------------------------------------------------------------------------------
29      Balisi, Bill                            15,000                  *
--------------------------------------------------------------------------------
30      Balisi, Susan                            3,000                  *
--------------------------------------------------------------------------------
31      Ballesteros, Benjamina                   2,000                  *
--------------------------------------------------------------------------------
32      Barrera, Olivia                          3,600                  *
--------------------------------------------------------------------------------
33      Bautista, Teresita                         200                  *
--------------------------------------------------------------------------------
34      Beaudoin, Anne                             400                  *
--------------------------------------------------------------------------------
35      Beaudoin-LaFleur, Louisette              3,300                  *
--------------------------------------------------------------------------------
36      Beck, Melvyn                               200                  *
--------------------------------------------------------------------------------
37      Bejarano, Felix                            200                  *
--------------------------------------------------------------------------------
38      Bello, Edward                            2,900                  *
--------------------------------------------------------------------------------
39      Bello, James                               200                  *
--------------------------------------------------------------------------------
40      Beltrano, Kaila                         10,000                  *
--------------------------------------------------------------------------------
41      Bermundo, Amante                         1,000                  *
--------------------------------------------------------------------------------
42      Bermundo, Imelda                         1,000                  *
--------------------------------------------------------------------------------
43      Bernarbe, Lilli Ann                        200                  *
--------------------------------------------------------------------------------
44      Beuman, Gerald                           4,400                  *
--------------------------------------------------------------------------------
45      Bisson, Carole                             400                  *
--------------------------------------------------------------------------------
46      Bolden, Michael                         16,000                  *
--------------------------------------------------------------------------------
47      Bomongcag, Florida                         200                  *
--------------------------------------------------------------------------------
48      Boner, Phyllis                             500                  *
--------------------------------------------------------------------------------
49      Bono, Russell                              200                  *
--------------------------------------------------------------------------------
50      Bradley, Roxanne                           200                  *
--------------------------------------------------------------------------------
51      Briones, Andres                          3,600                  *
--------------------------------------------------------------------------------
52      Brual, Nellie                            7,780                  *
--------------------------------------------------------------------------------
53      Bumacod, Martina                           200                  *
--------------------------------------------------------------------------------
54      Bustamante, Marilyn                      3,300                  *
--------------------------------------------------------------------------------
55      Butler, Joyce                            1,200                  *
--------------------------------------------------------------------------------
56      Cabanilla, Nancy                         1,250                  *
--------------------------------------------------------------------------------
57      Calica, Marissa                            200                  *
--------------------------------------------------------------------------------
58      Calub, Victoria                            200                  *
--------------------------------------------------------------------------------
59      Campbell, Dean                             200                  *
--------------------------------------------------------------------------------
60      Canlas, Leonar                             200                  *
--------------------------------------------------------------------------------
61      Caparaz, Julian                            150                  *
--------------------------------------------------------------------------------
62      Carlos, Jr., Ernesto                       200                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
63      Carlton, Lyle                              200                  *
--------------------------------------------------------------------------------
64      Carrathus, Harvey                          400                  *
--------------------------------------------------------------------------------
65      Carter, Jean                             4,400                  *
--------------------------------------------------------------------------------
66      Carungcong, Soledad                        500                  *
--------------------------------------------------------------------------------
67      Celestial Treasure, Inc.                 3,400                  *
--------------------------------------------------------------------------------
68      Chan, Tat-Sing                             100                  *
--------------------------------------------------------------------------------
69      Charifa, Mars                            2,000                  *
--------------------------------------------------------------------------------
70      Chavez, Gilbert                            200                  *
--------------------------------------------------------------------------------
71      Chavez, Jr., Antonio                     1,994                  *
--------------------------------------------------------------------------------
72      Cheng, Paul                                100                  *
--------------------------------------------------------------------------------
73      Chia, Nyen                               3,600                  *
--------------------------------------------------------------------------------
74      Chivante, J.                             1,000                  *
--------------------------------------------------------------------------------
75      Cilot, Gracieta                            200                  *
--------------------------------------------------------------------------------
76      Clark, Edith                             1,800                  *
--------------------------------------------------------------------------------
77      Cleofas, Wilma                             200                  *
--------------------------------------------------------------------------------
78      Cleve, Doris                               400                  *
--------------------------------------------------------------------------------
79      Colberg, Susan                             200                  *
--------------------------------------------------------------------------------
80      Coleman, Jerry                           1,500                  *
--------------------------------------------------------------------------------
81      Cordero, Lily                            1,800                  *
--------------------------------------------------------------------------------
82      Cordoba, Jorge                             200                  *
--------------------------------------------------------------------------------
83      Cornel, Jr., Gil                         4,600                  *
--------------------------------------------------------------------------------
84      Cornel, Liza                            21,600                  *
--------------------------------------------------------------------------------
85      Cornel, Susan                              400                  *
--------------------------------------------------------------------------------
86      Corpuz, Flordeliza                         200                  *
--------------------------------------------------------------------------------
87      Corsame, Carlo                          10,000                  *
--------------------------------------------------------------------------------
88      Costa, Natividad                           200                  *
--------------------------------------------------------------------------------
89      Costales, Estrella                       2,000                  *
--------------------------------------------------------------------------------
90      Coulon, Luta Letecia                       200                  *
--------------------------------------------------------------------------------
91      Curtom, Beryl                              200                  *
--------------------------------------------------------------------------------
92      Curtom, Virginia                         6,500                  *
--------------------------------------------------------------------------------
93      Dauz, Arnold                               200                  *
--------------------------------------------------------------------------------
94      Davis, Charles                             300                  *
--------------------------------------------------------------------------------
95      Davis, John                              7,200                  *
--------------------------------------------------------------------------------
96      Dawkins, Alfred                            200                  *
--------------------------------------------------------------------------------
97      De Guzman, Marciano                        200                  *
--------------------------------------------------------------------------------
98      Desjardins, Serge                        9,400                  *
--------------------------------------------------------------------------------
99      Dimitui, Lenette                           200                  *
--------------------------------------------------------------------------------
100     Dinglasan, Lualhati                        800                  *
--------------------------------------------------------------------------------
101     Drake, Cindi                             3,600                  *
--------------------------------------------------------------------------------
102     Dream Savers, Inc.                       3,100                  *
--------------------------------------------------------------------------------
103     Eastman, Emma                            1,000                  *
--------------------------------------------------------------------------------
104     Eastman, Samuel                          2,000                  *
--------------------------------------------------------------------------------
105     Eliazo, Alice                            1,000                  *
--------------------------------------------------------------------------------
106     Ellak, Regina                              200                  *
--------------------------------------------------------------------------------
107     Embesan, Elsa                              200                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
108     English, Eve                               400                  *
--------------------------------------------------------------------------------
109     ENNK, Inc.                                 200                  *
--------------------------------------------------------------------------------
110     Enriquez, Jocelyn                        1,800                  *
--------------------------------------------------------------------------------
111     Esiri, Dele                                200                  *
--------------------------------------------------------------------------------
112     Espina, Mary Ann                           200                  *
--------------------------------------------------------------------------------
113     Estolano, Emil                             200                  *
--------------------------------------------------------------------------------
114     Estrada, Jr., Gonzalo                      200                  *
--------------------------------------------------------------------------------
115     Falealili, Laveai                          200                  *
--------------------------------------------------------------------------------
116     Favis, Elaina                            3,300                  *
--------------------------------------------------------------------------------
117     Favis, Ernesto                          12,000                  *
--------------------------------------------------------------------------------
118     Favis, Wilfredo                          3,300                  *
--------------------------------------------------------------------------------
119     Filice, Franco                          23,800                  *
--------------------------------------------------------------------------------
120     Fisher, J. Bridget                         200                  *
--------------------------------------------------------------------------------
121     Flores, Rosalio                          3,600                  *
--------------------------------------------------------------------------------
122     Florida, Pacita Floriam                 25,000                  *
--------------------------------------------------------------------------------
123     Foote, Marie                               200                  *
--------------------------------------------------------------------------------
124     Fuentes, Cielo                          24,300                  *
--------------------------------------------------------------------------------
125     Fuentes, Daniel                            300                  *
--------------------------------------------------------------------------------
126     Fuentes, John                            2,800                  *
--------------------------------------------------------------------------------
127     Fuentes, Rosanne                           200                  *
--------------------------------------------------------------------------------
128     Fulinara, Chita                            200                  *
--------------------------------------------------------------------------------
129     Fulinara, Estela                         6,700                  *
--------------------------------------------------------------------------------
130     Fulinara, Vince                            200                  *
--------------------------------------------------------------------------------
131     Fulinara, Vivencio                         200                  *
--------------------------------------------------------------------------------
132     Garcia, Pascuala                        16,000                  *
--------------------------------------------------------------------------------
133     Gardin, Dale                               300                  *
--------------------------------------------------------------------------------
134     Gaurino, Abner                           1,000                  *
--------------------------------------------------------------------------------
135     Geaga, Eduardo & Felicidad              30,000                  *
--------------------------------------------------------------------------------
136     Gedang, Debra                            7,200                  *
--------------------------------------------------------------------------------
137     Gedang, Delia                           18,000                  *
--------------------------------------------------------------------------------
138     Geluz, Carina                           28,600                  *
--------------------------------------------------------------------------------
139     Geluz, Gerald & Carina                   3,000                  *
--------------------------------------------------------------------------------
140     Generosa, Ofelia                        39,000                  *
--------------------------------------------------------------------------------
141     Godimez, Joe                               200                  *
--------------------------------------------------------------------------------
142     Golfo, Jonathan                          5,000                  *
--------------------------------------------------------------------------------
143     Gong, Ryan                               3,600                  *
--------------------------------------------------------------------------------
144     Gooden, Dana                             3,700                  *
--------------------------------------------------------------------------------
145     Grayson, Bryan                           2,000                  *
--------------------------------------------------------------------------------
146     Griffin, Alvin                             200                  *
--------------------------------------------------------------------------------
147     Griffin, Jessie                            300                  *
--------------------------------------------------------------------------------
148     Grosnickle, Ludy                        10,000                  *
--------------------------------------------------------------------------------
149     Guadiz, Teresita                           200                  *
--------------------------------------------------------------------------------
150     Guillermo, Caryn                           750                  *
--------------------------------------------------------------------------------
151     Guillermo, Cynthia                       2,450                  *
--------------------------------------------------------------------------------
152     Guillermo, Edwin                           750                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
153     Guillermo, Erick                           750                  *
--------------------------------------------------------------------------------
154     Guzman, Giovanny                           200                  *
--------------------------------------------------------------------------------
155     Harrington, Don                            200                  *
--------------------------------------------------------------------------------
156     Harris, Gerri                              200                  *
--------------------------------------------------------------------------------
157     Harrison, Sylvester                      3,600                  *
--------------------------------------------------------------------------------
158     Hassan, Zainab                           1,000                  *
--------------------------------------------------------------------------------
159     Helewa, Zelda                              200                  *
--------------------------------------------------------------------------------
160     Hernandez, Carmen                        4,000                  *
--------------------------------------------------------------------------------
161     Herrera, Ronald                          4,300                  *
--------------------------------------------------------------------------------
162     Hill, Maria                              8,600                  *
--------------------------------------------------------------------------------
163     Hinagpis, Arnaldo                          200                  *
--------------------------------------------------------------------------------
164     Hinagpis, Daisy                          3,000                  *
--------------------------------------------------------------------------------
165     Hinagpis, Marciano                       3,500                  *
--------------------------------------------------------------------------------
166     Hsu, Audrey                             12,000                  *
--------------------------------------------------------------------------------
167     Hubert, Richard                            200                  *
--------------------------------------------------------------------------------
168     Huerta, Lupe                             3,600                  *
--------------------------------------------------------------------------------
169     Hui, Chrisy                             10,000                  *
--------------------------------------------------------------------------------
170     Hui, Fai                                12,000                  *
--------------------------------------------------------------------------------
171     Hungerford, Dalisay                        200                  *
--------------------------------------------------------------------------------
172     Huynh, Tina                                200                  *
--------------------------------------------------------------------------------
173     Ilem, Carlos                            25,700                  *
--------------------------------------------------------------------------------
174     Johnson, Gerald                          3,000                  *
--------------------------------------------------------------------------------
175     Johnson, Jacqueline                        300                  *
--------------------------------------------------------------------------------
176     Jose, Nelia                              3,100                  *
--------------------------------------------------------------------------------
177     Jung, Annette                           29,200                  *
--------------------------------------------------------------------------------
178     Keleti, Dave                               200                  *
--------------------------------------------------------------------------------
179     Kelman, George                             400                  *
--------------------------------------------------------------------------------
180     Kilner, Joyce                            3,600                  *
--------------------------------------------------------------------------------
181     Kim, Betty                               7,200                  *
--------------------------------------------------------------------------------
182     Kimura, Reginald                         6,400                  *
--------------------------------------------------------------------------------
183     Kintner, William                         3,300                  *
--------------------------------------------------------------------------------
184     Kong, Andrew                             5,700                  *
--------------------------------------------------------------------------------
185     Kpeglo, Raymond                            200                  *
--------------------------------------------------------------------------------
186     Ku, Jenny                                  200                  *
--------------------------------------------------------------------------------
187     Lacson, Dalisay                            200                  *
--------------------------------------------------------------------------------
188     Laguitan, Dante                            100                  *
--------------------------------------------------------------------------------
189     Laguitan, Sam                              300                  *
--------------------------------------------------------------------------------
190     Lam, Tony                                3,300                  *
--------------------------------------------------------------------------------
191     Lanot, Marilyn                             200                  *
--------------------------------------------------------------------------------
192     Lasmarias, Jr., Manuel                     200                  *
--------------------------------------------------------------------------------
193     Lasmarias, Macky                           200                  *
--------------------------------------------------------------------------------
194     Lasmarias, Yolanda                         500                  *
--------------------------------------------------------------------------------
195     Laurel, Carmel                             300                  *
--------------------------------------------------------------------------------
196     Laurel, Emile                            3,000                  *
--------------------------------------------------------------------------------
197     Ledet, Theresa                             200                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
198     Legaspi, Lamar                           1,000                  *
--------------------------------------------------------------------------------
199     Legaspi, Ramon                           4,400                  *
--------------------------------------------------------------------------------
200     Legaspi, Richard                           200                  *
--------------------------------------------------------------------------------
201     Lemay, Robert                              400                  *
--------------------------------------------------------------------------------
202     Leviste, Jaime                           5,000                  *
--------------------------------------------------------------------------------
203     Lim, Iluminada                             200                  *
--------------------------------------------------------------------------------
204     Lim, Ok Bun                                200                  *
--------------------------------------------------------------------------------
205     Llaban, Carmichael                         200                  *
--------------------------------------------------------------------------------
206     Lohkar, Vida                             3,200                  *
--------------------------------------------------------------------------------
207     Lopez, Benjamin                          1,000                  *
--------------------------------------------------------------------------------
208     Lopez, Fernando                            200                  *
--------------------------------------------------------------------------------
209     Lopez, Henry                             3,300                  *
--------------------------------------------------------------------------------
210     Lopez, James                               200                  *
--------------------------------------------------------------------------------
211     Lorenzo, Aurora                          3,200                  *
--------------------------------------------------------------------------------
212     Love, Lorenzo                              200                  *
--------------------------------------------------------------------------------
213     Lucena, Efren                              200                  *
--------------------------------------------------------------------------------
214     Luna, Joseph                               200                  *
--------------------------------------------------------------------------------
215     Ma, Melve                                  200                  *
--------------------------------------------------------------------------------
216     Macaraeg, Anthony                          400                  *
--------------------------------------------------------------------------------
217     Macaraeg, Carlos                        20,000                  *
--------------------------------------------------------------------------------
218     Madlansacay, Emmanuel                      200                  *
--------------------------------------------------------------------------------
219     Madrid, Frederick                        1,800                  *
--------------------------------------------------------------------------------
220     Magtanong, Bong                          3,700                  *
--------------------------------------------------------------------------------
221     Magtanong, Ismaelita                     5,300                  *
--------------------------------------------------------------------------------
222     Magtanong, Rachelle                      1,800                  *
--------------------------------------------------------------------------------
223     Magtanong, Ronald                        3,600                  *
--------------------------------------------------------------------------------
224     Magtoto, Herbert                           200                  *
--------------------------------------------------------------------------------
225     Makaiwi, Charlene                          300                  *
--------------------------------------------------------------------------------
226     Makaiwi, Nathan                          3,000                  *
--------------------------------------------------------------------------------
227     Maldonado, Albert & Alicia                 200                  *
--------------------------------------------------------------------------------
228     Maldonado, Alice                           100                  *
--------------------------------------------------------------------------------
229     Malgapo, Consolacion                       200                  *
--------------------------------------------------------------------------------
230     Manalang, Daniel                         2,500                  *
--------------------------------------------------------------------------------
231     Manalang, Sharimar                      10,000                  *
--------------------------------------------------------------------------------
232     Marchadesch, Khim                          300                  *
--------------------------------------------------------------------------------
233     Marifosque, Edward                       2,500                  *
--------------------------------------------------------------------------------
234     Martin, Nelia                              200                  *
--------------------------------------------------------------------------------
235     McGinn, Kevin                           10,000                  *
--------------------------------------------------------------------------------
236     McKiernan, Angie                           200                  *
--------------------------------------------------------------------------------
237     McQuirter, James                         2,800                  *
--------------------------------------------------------------------------------
238     Meadows, Shawn                           5,300                  *
--------------------------------------------------------------------------------
239     Medina, Edgardo                          2,700                  *
--------------------------------------------------------------------------------
240     Mendaros, Samuel                           200                  *
--------------------------------------------------------------------------------
241     Mendoza, Robert                            200                  *
--------------------------------------------------------------------------------
242     Menor, Lillian                             200                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
243     Mercado, Araceli                         1,000                  *
--------------------------------------------------------------------------------
244     Mercado, Ronald                            200                  *
--------------------------------------------------------------------------------
245     Mesa, Janice                               200                  *
--------------------------------------------------------------------------------
246     Miana, Felicidad                        10,000                  *
--------------------------------------------------------------------------------
247     Millare, Maria                             200                  *
--------------------------------------------------------------------------------
248     Miller-Price, Melvia                       300                  *
--------------------------------------------------------------------------------
249     Mills, Edward                              200                  *
--------------------------------------------------------------------------------
250     Mills, Pamela                              200                  *
--------------------------------------------------------------------------------
251     Miranda, Erlinda                           400                  *
--------------------------------------------------------------------------------
252     Mitchell, Veronica                       2,000                  *
--------------------------------------------------------------------------------
253     Morley, Sonja                              200                  *
--------------------------------------------------------------------------------
254     Mouzon, Clifton                          3,000                  *
--------------------------------------------------------------------------------
255     Murillio, Alberto                          200                  *
--------------------------------------------------------------------------------
256     Murphy, Mildred                        100,000                  *
--------------------------------------------------------------------------------
257     Neal, Julieta                              200                  *
--------------------------------------------------------------------------------
258     Newman, Michael                            200                  *
--------------------------------------------------------------------------------
259     Nhan, Patrick                           40,000                  *
--------------------------------------------------------------------------------
260     Nhan, Robert                            40,000                  *
--------------------------------------------------------------------------------
261     Nicer, Miguelita                           200                  *
--------------------------------------------------------------------------------
262     Nicholas, Lorenzo                          400                  *
--------------------------------------------------------------------------------
263     Nicolas, Angelina                        4,500                  *
--------------------------------------------------------------------------------
264     Nicolas, Cristina                          300                  *
--------------------------------------------------------------------------------
265     Nicolas, Edmundo                         4,000                  *
--------------------------------------------------------------------------------
266     Nicolas, Manolo                            200                  *
--------------------------------------------------------------------------------
267     Nimez, Jasmin                              200                  *
--------------------------------------------------------------------------------
268     O'Brien, Margaret                          300                  *
--------------------------------------------------------------------------------
270     Ochoco, Emmanuel                           200                  *
--------------------------------------------------------------------------------
271     Ochoco, Nenita                             200                  *
--------------------------------------------------------------------------------
272     Olaso, Vellmer                           3,600                  *
--------------------------------------------------------------------------------
273     Olaso, Vellmer & Myrna                   4,300                  *
--------------------------------------------------------------------------------
274     Olaso-Palma, Thelma                      4,300                  *
--------------------------------------------------------------------------------
275     Olotoa, Irene                            2,800                  *
--------------------------------------------------------------------------------
276     Ongchangco, Jr., Kayumanggi                200                  *
--------------------------------------------------------------------------------
277     Ongchangco, Kayumanggi                   1,600                  *
--------------------------------------------------------------------------------
278     Oubichon, Ron                              200                  *
--------------------------------------------------------------------------------
279     Pabalan, Fe                             16,000                  *
--------------------------------------------------------------------------------
280     Pabalan, Hermilo                        15,000                  *
--------------------------------------------------------------------------------
281     Pabssley, Eldridge                         400                  *
--------------------------------------------------------------------------------
282     Padron, Antonio                          3,600                  *
--------------------------------------------------------------------------------
283     Palpal-Latoc, Isabelita                  3,000                  *
--------------------------------------------------------------------------------
284     Parungao, Theresa                          800                  *
--------------------------------------------------------------------------------
285     Pasco, Philip                              200                  *
--------------------------------------------------------------------------------
286     Pascua, Anita                            3,875                  *
--------------------------------------------------------------------------------
287     Pascua, Edward                             200                  *
--------------------------------------------------------------------------------
288     Pastrana, Rey                              200                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
289     Patricio, Jacqueline                       200                  *
--------------------------------------------------------------------------------
290     Pena, Rafael                               200                  *
--------------------------------------------------------------------------------
291     Penano, Jasmine                            200                  *
--------------------------------------------------------------------------------
292     Penano, Melvin                             200                  *
--------------------------------------------------------------------------------
293     Penano, Venacio                          2,900                  *
--------------------------------------------------------------------------------
294     Pengosro, Annie                            200                  *
--------------------------------------------------------------------------------
295     Perez, Marcelino                           200                  *
--------------------------------------------------------------------------------
296     Pezzota, A. Daniel                         200                  *
--------------------------------------------------------------------------------
297     Pezzotta, Anthony                        2,900                  *
--------------------------------------------------------------------------------
298     Phillips, Sharon                           200                  *
--------------------------------------------------------------------------------
299     Pidlaoan, Jr., Guillermo                   200                  *
--------------------------------------------------------------------------------
300     Planas, Abigail                         22,800                  *
--------------------------------------------------------------------------------
301     Planas, III, Juan                       47,800                  *
--------------------------------------------------------------------------------
302     Planas, Jonathan                         2,700                  *
--------------------------------------------------------------------------------
303     Planas, Lourdes                          3,600                  *
--------------------------------------------------------------------------------
304     Planas, Ruth Elizabeth                   3,600                  *
--------------------------------------------------------------------------------
305     Polic, Joseph                              400                  *
--------------------------------------------------------------------------------
306     Powell, Veronica                           200                  *
--------------------------------------------------------------------------------
307     Pracale-Bermudez, Beatrice                 650                  *
--------------------------------------------------------------------------------
308     Pracale-Ocampo, Maria                      150                  *
--------------------------------------------------------------------------------
309     Precious Pearl, Inc.                    10,000                  *
--------------------------------------------------------------------------------
310     Pryor, Glenda                              200                  *
--------------------------------------------------------------------------------
311     Puentes, Zenaida                           200                  *
--------------------------------------------------------------------------------
312     Pugao, Rebecca                           2,500                  *
--------------------------------------------------------------------------------
313     Quintas, Librada                           200                  *
--------------------------------------------------------------------------------
314     Rabina, Loreta                             200                  *
--------------------------------------------------------------------------------
315     Ramirez, Amelia                            200                  *
--------------------------------------------------------------------------------
316     Ramirez, Ralph                             200                  *
--------------------------------------------------------------------------------
317     Ramirez, Rodney                            200                  *
--------------------------------------------------------------------------------
318     Ramirez, Rommel                            400                  *
--------------------------------------------------------------------------------
319     Ramos, Arturo                            1,000                  *
--------------------------------------------------------------------------------
320     Regacho, Jr., Jose                         200                  *
--------------------------------------------------------------------------------
321     Relopez, Julie Fe                          200                  *
--------------------------------------------------------------------------------
322     Rendon, Francisco                          200                  *
--------------------------------------------------------------------------------
323     Resureccion, Lina                        1,000                  *
--------------------------------------------------------------------------------
324     Reyes, Helen                             3,600                  *
--------------------------------------------------------------------------------
325     Reyes, Rafael                              200                  *
--------------------------------------------------------------------------------
326     Ricafrente, Marisa                       1,000                  *
--------------------------------------------------------------------------------
327     Richie, Christine                          300                  *
--------------------------------------------------------------------------------
328     Rivera, Marlon                             200                  *
--------------------------------------------------------------------------------
329     Rivera, Rona                               500                  *
--------------------------------------------------------------------------------
330     Roaquin, Jr., Jaime                      3,600                  *
--------------------------------------------------------------------------------
331     Roberts, Rosa                              200                  *
--------------------------------------------------------------------------------
332     Robinson, Leo                            4,400                  *
--------------------------------------------------------------------------------
333     Robledo, Gemma                           4,000                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
334     Robson, Pearl                            2,700                  *
--------------------------------------------------------------------------------
335     Rodriguez, Frank                           200                  *
--------------------------------------------------------------------------------
336     Rodriguez, Richard                      52,000                  *
--------------------------------------------------------------------------------
337     Roque, Diana                             3,600                  *
--------------------------------------------------------------------------------
338     Roxas, Jeffrey                           4,300                  *
--------------------------------------------------------------------------------
339     Rubio, Ferdinand                           300                  *
--------------------------------------------------------------------------------
340     Russell, Richard                           200                  *
--------------------------------------------------------------------------------
341     Rustia, Guillermo                          200                  *
--------------------------------------------------------------------------------
342     Saini, Namita                            3,100                  *
--------------------------------------------------------------------------------
343     Saini, Vandana                             200                  *
--------------------------------------------------------------------------------
344     Salazar, Eddie                             200                  *
--------------------------------------------------------------------------------
345     Salazar, Reynaldo                       30,000                  *
--------------------------------------------------------------------------------
346     Sales, Edna                                200                  *
--------------------------------------------------------------------------------
347     Sales, Lorelie                          10,000                  *
--------------------------------------------------------------------------------
348     Salim, Helen                             3,600                  *
--------------------------------------------------------------------------------
349     Salvana, Nila                              200                  *
--------------------------------------------------------------------------------
350     Samaniego, Maria Leah                      100                  *
--------------------------------------------------------------------------------
351     Sanchez, Pacita                            300                  *
--------------------------------------------------------------------------------
352     Sanchez, Sandra                            200                  *
--------------------------------------------------------------------------------
353     Sanders, Gloria                          1,000                  *
--------------------------------------------------------------------------------
354     Santiago, Alexander                      2,900                  *
--------------------------------------------------------------------------------
355     Santiago, William                          200                  *
--------------------------------------------------------------------------------
356     Saroca, Amy                                200                  *
--------------------------------------------------------------------------------
357     Sasha, Perla                             3,200                  *
--------------------------------------------------------------------------------
358     Satele, Esera                              500                  *
--------------------------------------------------------------------------------
359     Scherb, Ruth                               400                  *
--------------------------------------------------------------------------------
360     Schmidt, Marilou                           200                  *
--------------------------------------------------------------------------------
361     Seguin, George/Deschamps, Jacques        4,400                  *
--------------------------------------------------------------------------------
362     Seneres, Manuel                            200                  *
--------------------------------------------------------------------------------
363     Sequeira, Peter                          1,000                  *
--------------------------------------------------------------------------------
364     Shelton, Stephen                           200                  *
--------------------------------------------------------------------------------
365     Shelton, Steven                            300                  *
--------------------------------------------------------------------------------
366     Simison, Matt                           29,200                  *
--------------------------------------------------------------------------------
367     Slater, Mark                               200                  *
--------------------------------------------------------------------------------
368     Smith, Gujuan                            2,600                  *
--------------------------------------------------------------------------------
369     Solidum, Allan                             200                  *
--------------------------------------------------------------------------------
370     Solomon, Eliseo                            200                  *
--------------------------------------------------------------------------------
371     Somer, Vladimir                            200                  *
--------------------------------------------------------------------------------
372     Soria, Christine                           200                  *
--------------------------------------------------------------------------------
373     Soriano, Nyla & Romualdo                 1,600                  *
--------------------------------------------------------------------------------
374     Stark, John                                200                  *
--------------------------------------------------------------------------------
375     Stevens, Henry                             200                  *
--------------------------------------------------------------------------------
376     Syfu, Felie                              3,300                  *
--------------------------------------------------------------------------------
377     Tabada, Rizaldy                            200                  *
--------------------------------------------------------------------------------
378     Tan, Alan                                4,300                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
379     Tan, Joey                                  100                  *
--------------------------------------------------------------------------------
380     Tate, Elizabeth                            200                  *
--------------------------------------------------------------------------------
381     Tavera, Edita                            3,600                  *
--------------------------------------------------------------------------------
382     Thompson, Chaunus & Chaumeko               200                  *
--------------------------------------------------------------------------------
383     Thompson, Henry & Melba                    200                  *
--------------------------------------------------------------------------------
384     Thompson, Ken                            4,000                  *
--------------------------------------------------------------------------------
385     Thompson, Melba                          1,200                  *
--------------------------------------------------------------------------------
386     Tinoco, Maria                              200                  *
--------------------------------------------------------------------------------
387     Tocong, Delio & Juliana                  4,000                  *
--------------------------------------------------------------------------------
388     Tolentino, Arminda                      11,400                  *
--------------------------------------------------------------------------------
389     Tolentino, Ted                          12,000                  *
--------------------------------------------------------------------------------
390     Tolentino-Macaraeg, Anita                1,800                  *
--------------------------------------------------------------------------------
391     Tongol, Rossel                             200                  *
--------------------------------------------------------------------------------
392     Toribio, Thelma                            200                  *
--------------------------------------------------------------------------------
393     Torio, Juana                             3,300                  *
--------------------------------------------------------------------------------
394     Totten, Araceli                          3,000                  *
--------------------------------------------------------------------------------
395     Totten, Earl                               200                  *
--------------------------------------------------------------------------------
396     Totten, Leonard                            200                  *
--------------------------------------------------------------------------------
397     Truong, Khang                           10,000                  *
--------------------------------------------------------------------------------
398     Tucker, David                              200                  *
--------------------------------------------------------------------------------
399     Valencia, Josefina                         200                  *
--------------------------------------------------------------------------------
400     Velasco, Annette                           200                  *
--------------------------------------------------------------------------------
401     Velechovsky, Cres                          400                  *
--------------------------------------------------------------------------------
402     Velechovsky, Vaclav                      3,400                  *
--------------------------------------------------------------------------------
403     Vera Cruz, Emmy                          1,000                  *
--------------------------------------------------------------------------------
404     Victoria, Homer-Chris                    3,300                  *
--------------------------------------------------------------------------------
405     Victoria, Teresita                      25,900                  *
--------------------------------------------------------------------------------
406     Villanueva-Flascha, Corazon              3,900                  *
--------------------------------------------------------------------------------
407     Villarde, Shari & Albert                 3,300                  *
--------------------------------------------------------------------------------
408     Villeneuve, Jean                           600                  *
--------------------------------------------------------------------------------
409     Vinas, Myrna                               200                  *
--------------------------------------------------------------------------------
410     Vincente, Conchita                         200                  *
--------------------------------------------------------------------------------
411     Viray, Ramon                               300                  *
--------------------------------------------------------------------------------
412     Viray, Robin                               200                  *
--------------------------------------------------------------------------------
413     Visip, Teresa                              200                  *
--------------------------------------------------------------------------------
414     Visscher, Rebecca                          400                  *
--------------------------------------------------------------------------------
415     Vita, Bituin                             1,600                  *
--------------------------------------------------------------------------------
416     Walker, Carrier                            200                  *
--------------------------------------------------------------------------------
417     Walker III, Marshall                       300                  *
--------------------------------------------------------------------------------
418     Walls, Derold                              200                  *
--------------------------------------------------------------------------------
419     Wang, Jason                                200                  *
--------------------------------------------------------------------------------
420     Wang, Josephine                          1,800                  *
--------------------------------------------------------------------------------
421     Wang, Samson                               200                  *
--------------------------------------------------------------------------------
422     Wariner, Ysmael                         30,800                  *
--------------------------------------------------------------------------------
423     Waschuk, Lewko                             400                  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
424     Waschuk, Nadia                          21,100                  *
--------------------------------------------------------------------------------
425     Waschuk, Slawko                            400                  *
--------------------------------------------------------------------------------
426     Waschuk, Stephen                         4,500                  *
--------------------------------------------------------------------------------
427     Washington, Ron                         11,600                  *
--------------------------------------------------------------------------------
428     Wells, Joyce                               200                  *
--------------------------------------------------------------------------------
429     Williams, Dawtrell                         200                  *
--------------------------------------------------------------------------------
430     Wilson, Elizabeth                        1,000                  *
--------------------------------------------------------------------------------
431     Wilson, Michael                            200                  *
--------------------------------------------------------------------------------
432     Wilson, Randy                            3,000                  *
--------------------------------------------------------------------------------
433     Zabalerio, Lancaster                       400                  *
--------------------------------------------------------------------------------
434     Zuniga, Rigoberto                        3,700                  *
                                            ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        TOTAL COMMON SHARES                  1,593,399
                                            ==========
--------------------------------------------------------------------------------

--------------------------

(1)  All shares held by each Selling  Shareholder  prior to the subject Offering
     are  being  registered  in  the  Registration   Statement,  of  which  this
     Prospectus is a part.

*    PERCENT OWNED IS LESS THAN 1%

                              PLAN OF DISTRIBUTION

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or otherwise. Thereafter, all sales of Shares shall be at market price.

While there is no assurance that an active trading market for our shares will develop, in the event the shares registered in this Offering are sold in the open market, they will be sold at the prevailing market price then in effect. It is not possible to estimate the level of the prevailing market price. All expenses associated with the filing and processing of this Registration Statement and the printing of the Prospectus are to be paid by MSTG Solutions, Inc. The following table approximates certain additional costs which are to be paid by MSTG Solutions, Inc.:

          SEC Registration Fee                     $      450
          Accounting Fees and Expenses             $   50,000
          Legal Fees and Expenses                  $   50,000
          Printing Expenses                        $    5,000
          Miscellaneous                            $    5,000
                                                   ----------

               TOTAL                               $  110,450
                                                   ==========

The Selling Shareholders are responsible for all costs associated with any open market or private sale of Shares, including brokers' commissions and any applicable discounts.

SELLING SHAREHOLDERS

     The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or otherwise. Thereafter, all sales of Shares shall be at market price.

The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares pursuant to this Prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

The Selling Shareholders may offer and sell the Shares from time to time in transactions on the OTCBB or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

The  Selling   Shareholders,   individuals   exercising   the  options  and  any
broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act.

Any commissions received by underwriters and any profit realized by underwriters on the resale of Shares as principals may be deemed underwriting compensation under the Act.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, rules promulgated under Regulation M of the Securities Exchange Act of 1934, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

EXPENSES OF THE OFFERING

We anticipate that we will pay approximately $50,000 in attorneys' fees and $50,000 in auditing/accounting fees in connection with the subject offering. We will also pay approximately $5,000 in printing fees/costs and approximately $450 in filing fees with the United States Securities and Exchange Commission.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, $.001 par value. We have no shares of Preferred Stock.

Our Transfer Agent is TRANSFER ONLINE, located at 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.

The following summary of certain terms of the Common Stock does not purport to be complete and you should consult our Articles of Incorporation and Bylaws, which have been filed with the SEC , for the complete details.

COMMON STOCK

As of November 14, 2003 there were 5,123,767 shares of Common Stock outstanding.

Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board of directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

Holders of Common Stock do not have preemptive rights to subscribe to additional shares if we issue new shares. There are no conversions, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                  LEGAL MATTERS

Horwitz & Cron of Irvine, California will pass upon the validity of the securities offered hereby for us. Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron, is a holder of 250,000 shares of Common Stock and 250,000 options to acquire Common Stock of the Company.

                                     EXPERTS

The Financial Statements that we include in this Registration Statement have been included in reliance upon the report of Spicer Jeffries LLP and upon the authority of Spicer Jeffries LLP as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

The following financial statements are included herein:

     o    Balance Sheets of the Company as of July 31, 2003 and 2002 (audited)

     o Statements of Income of the Company for the fiscal year ended July 31, 2003 and 2002 (audited)

     o Statement of Stockholders' Equity for the fiscal year ended July 31, 2003 and 2002 (audited)

     o Statement of Cash Flows of the Company for the fiscal year ended July 31, 2003 and 2002 (audited)

                              MSTG SOLUTIONS, INC.,
                              ---------------------
                              A NEVADA CORPORATION
                              --------------------


                              FINANCIAL STATEMENTS
                              --------------------


                       YEARS ENDED JULY 31, 2003 AND 2002
                       ----------------------------------

                              MSTG SOLUTIONS, INC.

                                TABLE OF CONTENTS
                                =================


Independent Auditors' Report                                                 F-3

Balance Sheets                                                               F-4

Statements of Income                                                         F-5

Statements of Changes in Stockholders' Equity                                F-6

Statements of Cash Flows                                                     F-7

Notes to Financial Statements                                      F-8 thru F-17

                                                       [LOGO]Spicer Jeffries LLP
                                                    Certified Public Accountants

                                                        5251 SOUTH QUEBEC STREET
                                                     GREENWOOD VILLAGE, CO 80111
                                                       TELEPHONE: (303) 753-1959
                                                             FAX: (303) 753-0338
                                                          www.spicerjeffries.com

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors
MSTG Solutions, Inc.

We have audited the accompanying balance sheet of MSTG Solutions, Inc. as of July 31, 2003, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2003 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                                                         /s/ Spicer Jeffries LLP

Spicer Jeffries LLP
October 17, 2003

                              MSTG SOLUTIONS, INC.

                                 BALANCE SHEETS
                                 --------------

                                                   JULY 31, 2003   JULY 31, 2002
                                                   ------------    ------------
                   ASSETS                                           (Restated)
CURRENT ASSETS:
   Cash and cash equivalents                       $    279,413    $    266,986
   Accounts receivable                                    6,042           2,183
   Deferred commissions                                 556,167       1,025,135
   Note receivable                                           --         100,000
   Deferred tax asset (Note 7)                           10,555          39,371
   Prepaid assets                                        29,920           4,920
   Interest receivable                                      394           3,363
                                                   ------------    ------------
      TOTAL CURRENT ASSETS                              882,491       1,441,958
                                                   ------------    ------------
NON-CURRENT ASSETS:
   Property and equipment, net (Note 3)                  44,981          31,681
   Note receivable - related party (Note 2)             205,700              --
   Other assets                                           1,950              --
                                                   ------------    ------------
      TOTAL NON-CURRENT ASSETS                          252,631          31,681
                                                   ------------    ------------

      TOTAL ASSETS                                 $  1,135,122    $  1,473,639
                                                   ============    ============
          LIABILITIES SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                $     14,078    $     14,642
   Accrued payroll and other expenses                    54,175          83,196
   Deferred revenue                                     841,291       1,602,725
   Income tax payable (Note 7)                              800          53,603
   Capital lease - current portion                        3,428           4,114
                                                   ------------    ------------
      TOTAL CURRENT LIABILITIES                         913,772       1,758,280
                                                   ------------    ------------
NON-CURRENT LIABILITIES:
   Capital lease                                             --           3,428
                                                   ------------    ------------
      TOTAL NON-CURRENT LIABILITIES                          --           3,428
                                                   ------------    ------------

      TOTAL LIABILITIES                                 913,772       1,761,708
                                                   ------------    ------------
COMMITMENTS AND CONTINGENCIES (NOTE 4)                       --              --

SHAREHOLDERS' EQUITY (DEFICIT): (NOTE 5)
Common Stock, $0.001 par value, 100,000,000
   shares authorized; 5,123,767 and 3,873,648
   shares issued and outstanding at July 31,
   2003 and 2002, respectively                            5,124           3,874
Additional paid-in capital                              671,404         145,138
Deficit                                                (455,178)       (437,081)
                                                   ------------    ------------
      TOTAL STOCKHOLDER'S EQUITY (DEFICIT)              221,350        (288,069)
                                                   ------------    ------------

      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY   $  1,135,122    $  1,473,639
                                                   ============    ============

        The accompanying notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                   FOR THE YEAR    FOR THE YEAR
                                                       ENDED           ENDED
                                                   JULY 31, 2003   JULY 31, 2002
                                                   ------------    ------------
                                                                    (Restated)
REVENUE:
   Corporate education                             $  2,489,865    $    809,759
   Representative and agent fees                        304,641          80,159
   Other small business services                        571,021          96,939
                                                   ------------    ------------

      TOTAL REVENUE                                   3,365,527         986,857
                                                   ------------    ------------

OPERATING EXPENSES:
   Commissions                                        1,985,050         361,667
   Sales and marketing                                  120,995         110,535
   Other small business services                         64,032          49,315
   Payroll                                              580,041         578,063
   Professional fees                                    302,351          96,331
   General and administrative                           323,261         218,190
   Stock based compensation expense                      18,156              --
                                                   ------------    ------------

      TOTAL OPERATING EXPENSES                        3,393,886       1,414,101
                                                   ------------    ------------

         NET LOSS FROM OPERATIONS                       (28,359)       (427,244)
                                                   ------------    ------------

OTHER INCOME AND EXPENSES:
   Interest income                                        2,160           3,363
   Other income                                           4,310           1,470
   Other expenses                                        (1,188)           (438)
                                                   ------------    ------------

      TOTAL OTHER INCOME                                  5,282           4,395
                                                   ------------    ------------

         NET LOSS BEFORE INCOME TAXES (BENEFIT)         (23,077)       (422,849)

Income tax (benefit) provision (Note 7)                  (4,980)         14,232
                                                   ------------    ------------

      NET LOSS                                     $    (18,097)   $   (437,081)
                                                   ============    ============
      NET LOSS PER SHARE
         Basic and Diluted                                    *    $      (0.15)
                                                   ============    ============
      WEIGHTED AVERAGE SHARES OUTSTANDING             5,016,935       3,009,269
                                                   ============    ============

*    Less than $0.01 per share

        The accompanying notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  ---------------------------------------------

                   FOR THE YEARS ENDED JULY 31, 2003 AND 2002

                                   ------------    ------------    ------------    ------------
                                                                    Additional
                                     Number of       Par Value        Paid-in       Accumulated
                                      Shares          $0.001          Capital         Deficit
                                   ------------    ------------    ------------    ------------
BALANCES, JULY 31, 2001                      --    $         --    $         --    $         --

Shares issued for cash                3,100,000           3,100              --              --
Shares issued for services              250,000             250          14,750              --
Exercise of stock options               523,648             524         130,388              --
Net loss                                     --              --              --        (437,081)
                                   ------------    ------------    ------------    ------------
BALANCES, JULY 31, 2002               3,873,648           3,874         145,138        (437,081)

Exercise of stock options             1,150,119           1,150         483,210              --
Shares issued for services              100,000             100          24,900              --
Stock based compensation expense             --              --          18,156              --
Net loss                                     --              --              --         (18,097)
                                   ------------    ------------    ------------    ------------
BALANCES, JULY 31, 2003               5,123,767    $      5,124    $    671,404    $   (455,178)
                                   ============    ============    ============    ============

        The accompanying notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                            FOR THE YEAR    FOR THE YEAR
                                                               ENDED           ENDED
                                                           JULY 31, 2003   JULY 31, 2002
                                                            ------------    ------------
                                                                             (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                    $    (18,097)   $   (437,081)
Adjustments to reconcile net loss to net cash (used in)
 provided by operating activities:
   Depreciation                                                    4,394           4,162
   Stock based compensation expense                               18,156              --
   Common stock issued for services                               25,000          15,000
   Increase in accounts receivable                                (3,859)         (2,183)
   Increase in prepaid expenses                                  (25,000)         (4,920)
   Decrease (increase) in other receivables                        2,969          (3,363)
   Decrease (increase) in deferred commissions                   468,968      (1,025,135)
   Decrease (increase) in deferred income tax asset               28,816         (39,371)
   Increase in other assets                                       (1,950)             --
   (Decrease) increase in accounts payable                          (564)         14,642
   (Decrease) increase in accrued payroll liabilities            (29,021)         83,196
   (Decrease) Increase in income tax payable                     (52,803)         53,603
   (Decrease) increase in deferred revenue                      (761,434)      1,602,725
                                                            ------------    ------------
      NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES       (344,425)        261,275
                                                            ------------    ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Issuance of note receivable                                  (205,700)       (100,000)
   Proceeds on maturity of note receivable                       100,000              --
   Acquisition of property and equipment                         (17,694)        (27,217)
                                                            ------------    ------------
      NET CASH USED IN INVESTING ACTIVITIES                     (123,394)       (127,217)
                                                            ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                      484,360         134,012
   Payment on capital lease                                       (4,114)         (1,084)
                                                            ------------    ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                  480,246         132,928
                                                            ------------    ------------

NET INCREASE IN CASH                                              12,427         266,986
                                                            ------------    ------------

CASH, beginning of year                                          266,986              --
                                                            ------------    ------------

CASH, end of year                                           $    279,413    $    266,986
                                                            ============    ============

SUPPLEMENTAL DISCOLSURES OF
CASH FLOW INFORMATION
   Asset acquired under capital lease                       $         --    $      8,590
                                                            ============    ============

   Cash paid for interest                                   $        253    $         92
                                                            ============    ============

   Cash paid for taxes                                      $     19,007    $         --
                                                            ============    ============

        The accompanying notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS
-------------------------

MSTG Solutions, Inc. (the "Company"), a Nevada Corporation was incorporated on June 26, 2001, as Tech Windows. During its initial six months of existence, no business operations were conducted through Tech Windows. The Company changed its name to MSTG Solutions, Inc. in 2001 and then focused upon education of individuals and small businesses on the benefits of forming corporations or other similar business entities. Through the end of July 31, 2003, the Company adjusted their plans to focus exclusively upon providing products and services for small businesses.

Customers become Independent Representatives by paying an initiation fee and consummating a certain minimum number of sales. Qualified Independent Representatives received sales commissions, paid following the week of the sale, and monthly sales commissions, paid monthly for the sales of monthly services such as Website services.

USE OF ESTIMATES
----------------

The accompanying financial statements include the accounts of MSTG Solutions, Inc. and have been prepared in conformity with accounting principles generally accepted in the United States of America. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

Revenue from corporate education services, representative and agent fees, business incorporation fees, and resident agent services are recognized in income as earned, pro rata on a monthly basis, over the year services are provided. The related sales commissions are also deferred and amortized over the same period.

State filing revenues for the filing of a business entity are recognized immediately at the time service is provided. The fees collected are recorded net of the filing fees paid to the Secretary of State for the filing of the business entity. All other products and services are recognized at the time of sale since the Company immediately places its order for these products with its suppliers.

COMMISSIONS TO REPRESENTATIVES
------------------------------

The Company accrues sales commission expenses to its Independent Representatives at the time a sale is recognized. Commissions are paid depending on what sales level, or position, each Independent Representative has attained. Positions ranged from Independent Representative to an honorary title of "Regional Vice President". Regional Vice Presidents are not officers of the corporation. As each Independent Representative progresses to higher levels within the organization, they earn additional "override" commissions on sales generated by their subordinates.

CASH EQUIVALENTS
----------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is stated at cost less accumulated depreciation. Depreciation is charged to operating expense using the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

INCOME TAXES
------------

Deferred income taxes and liabilities are determined using the liability method. Under this method, the deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NET LOSS PER SHARE
------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, "Earnings per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of net loss per common share (basic and diluted) is computed by dividing net loss by the weighted average number of shares outstanding during the period. The Company has excluded certain common stock equivalents, such as stock options, in the calculation of diluted earnings per share because their inclusion would be anti-dilutive.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Financial instruments consist principally of cash, accounts receivable, notes receivable, other receivables, payables and accrued liabilities. The estimated fair value of these instruments approximates their carrying value.

IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------

In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company periodically reviews its long-lived assets to be held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions of factors that may be present. If such impairment indicators are present or if other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amounts and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. There were no impairment losses for the year ended July 31, 2003 and 2002.

STOCK-BASED COMPENSATION
------------------------

Compensation expense is recorded with respect to stock option grants and restricted stock awards to employees and board members using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25). This method calculates compensation expense on the measurement date as the excess of the current market price of the underlying Company stock over the amount the employee is required to pay for the shares, if any. The expense is recognized over the vesting period of the grant or award. For employee and board member stock options, the Company follows the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), in preparing its financial statement disclosures.

Stock options granted to associates or other non-employees are accounted for at fair value in accordance with SFAS No. 123. Under the fair value method, compensation expense is measured at the grant date using an option-pricing model that takes into account the following six specified factors; current price of the underlying stock, exercise price of the option, expected life of the option, expected volatility of the underlying stock, expected dividends, and risk-free interest rate during the expected option term.

ADVERTISING COSTS
-----------------

Advertising costs are charged to operations as incurred. Advertising costs were approximately $0 and $893 for 2003 and 2002, respectively.

SEGMENTS
--------

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," and establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate the resources and in assessing performance. The Company currently operates in one segment and therefore, SFAS 131 has no effect on the Company's reporting.

RECENTLY ISSUED ACCOUNTING STANDARDS
------------------------------------

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which replaces SFAS No. 121, "and Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, "Reporting Results of Operations," pertaining to discontinued operations. Separate reporting of discontinued operations is still required, but SFAS No. 144 expands presentation to include a component of an entity, rather than strictly a business segment. The impact of the adoption of SFAS 144 did not have a significant impact on the Company's financial statements.

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, 64, Amendment of FASB No. 13, and Technical Corrections." Among other provisions, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of APB No. 30. Gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. The Company has adopted SFAS No. 145 as of the beginning of fiscal 2003 and the adoption did not have an effect on the financial statements.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The requirements of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002; however, early application of the Statement is encouraged. The Company's adoption of Statement 146 did not have a material impact on its financial position or results of operations.

In November 2002, Financial Accounting Standards Board ("FASB") Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of FIN 45, including, among others, residual value guarantees under capital lease arrangements, commercial letters of credit, and loan commitments. The disclosure requirements of FIN 45 are effective as of December 31, 2002. The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002.

------------------------------------

The impact of FIN 45 is not expected to have a material impact on results of operations, financial position, or liquidity.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure," which provides guidance on how to transition from the intrinsic value method of accounting for stock-based compensation under APB Opinion No. 25 to SFAS No. 123's fair value method of accounting, if a company so elects. In addition, this Statement amends the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This pronouncement did not have an effect on the Company's financial results. The Company adopted the disclosure requirements of SFAS No. 148 during fiscal year 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This pronouncement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or and asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. This pronouncement did not have an effect on the Company's financial statements.

WEBSITE DEVELOPMENT
-------------------

The Company expenses all website development costs as incurred. Such expenses are not material to these financial statements.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

NOTE 2 - NOTES RECEIVABLE

In July 2003, the Company loaned $205,700 to a related third party. The note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. The Company accrued $394 in interest income during the year ended July 31, 2003.

In March 2002, the Company loaned $100,000 to an unrelated third party. The note was due on demand and carried an annual interest rate of 11%. The Company accrued $3,363 in interest income during the year ended July 31, 2002. This note was repaid in February 2003.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                       July 31, 2003   July 31, 2002
                                       -------------   -------------
     Capital Lease                      $      8,590    $      8,590
     Office Equipment                          8,146          12,343
     Furniture and Fixtures                   14,583           8,413
     Computer Equipment                       22,218           6,497
                                        ------------    ------------
                                              53,537          35,843
     Accumulated Depreciation                 (8,556)         (4,162)
                                        ------------    ------------
        Total Property and Equipment    $     44,981    $     31,681
                                        ============    ============

Depreciation expense for the year ended July 31, 2003 and 2002, was $4,394 and $4,162, respectively.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE
---------------

The Company leases two facilities in California and one in Nevada under non-cancelable operating leases. The two leases in California expire on May 1, 2004 and December 31, 2003, and the Nevada lease expires on June 30, 2004. The Company also leases equipment under non-cancelable operating leases with various terms and renewal periods. As of July 31, 2003, future minimum lease payments are as follows:

               July 31,                 Amount
             ------------            -------------
                 2004                  $  92,826
                 2005                     16,787
                 2006                     16,787
                 2007                      8,393
          2008 and thereafter                 --
                                       ---------
                                       $ 134,793
                                       =========

Rent expense for the Company's operating facilities totaled $76,901 and $52,946 for the year ended July 31, 2003 and 2002, respectively. Equipment rent expense was $1,759 and $5,670, for the years ended July 31, 2003 and 2002, respectively.

CAPITAL LEASE
-------------

Minimum future lease payments under a capital lease as of July 31, for each of the next five years are:

               July 31,                          Amount
             ------------                     -------------
                 2004                           $   3,428
                 2005                                  --
                 2006                                  --
                 2007                                  --
          2008 and thereafter                          --
                                                ---------
     Total minimum lease payments                   3,428
     Less: amount representing interest                --
                                                ---------
     Present value of minimum lease payments        3,428
     Less: current portion                         (3,428)
                                                ---------
     Capital Lease Liability - non - current    $      --
                                                =========

Interest rate of the lease is zero and is computed based on the Company's incremental borrowing rate at the inception of each lease.

EMPLOYMENT AGREEMENTS
---------------------

On December 1, 2001 the Company entered into five-year employment agreements with its President and Vice President/Controller. The agreements may be renewed for a succeeding five-year term at the option of both the employee and the Company. The total annual compensation under these agreements is $312,000. The agreements contain no provision for annual salary increases but do contain provisions for awarding annual bonuses determined by the Board of Directors. In addition, the president of the Company received stock options for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.50 per share.

LEGAL SERVICES
--------------

In January 2002, the Company entered into a two-year agreement for legal services. The agreement can be terminated on the effective date of a successful registration of the Company's stock with the Securities and Exchange Commission. The agreement calls for the payment of a monthly retainer in the amount of $5,000. In addition, the Company issued 250,000 shares upon the signing of the agreement as compensation for services rendered to the Company valued at $15,000 and issued warrants for 250,000 shares, exercisable at $0.50 per share.

INVESTORS RIGHT TO RESCIND
--------------------------

The Company received $615,272 upon the exercise of stock options granted to its independent representatives in a private offering, which according to an opinion of the Company's legal counsel was exempted for registration under security laws. Section 12 of the Securities Act of 1933 allows shareholders the right of rescission in the event it was determined that the Company failed to disclose a material fact. The investor can recover the consideration paid for the security with interest thereon, less the amount of income received thereon, or for damages if the investor no longer owns the security. As of July 31, 2003, there has not been any asserted claims or any pending or threatening litigation.

NOTE 5 - CAPITAL STOCK

COMMON STOCK
------------

In August 2001, the Company issued 3,100,000 shares of $0.001 par value common stock to its founder for a capital contribution of $3,100.

In January 2002, the Company issued 250,000 shares of $0.001 par value common stock to its corporate attorney for legal services, which were valued at $15,000.

In June 2002, the Company issued 523,648 shares of $0.001 par value common stock in the exercise of stock options at $0.25 per share for cash in the amount of $130,912.

In December 2002, the Company issued 100,000 shares of $0.001 par value common stock to West Moore Partners, Inc. for prepaid brokerage services. The shares were valued at $25,000.

During fiscal year 2003, the Company issued 1,150,119 shares of $0.001 par value common stock in the exercise of stock options at $0.25 to $0.75 per share for $484,360 in cash.

WARRANTS
--------

In January 2002, the Company granted 250,000 warrants to its corporate attorney, convertible into 250,000 shares of $0.001 par value common stock at an exercise price of $0.50 per warrant. The warrants expire January 2007.

NOTE 6 - STOCK OPTION PLAN

In August 2001, the Company adopted a stock option plan under which shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, any other key employees of the Company and non-employees. The option price ranges from $0.25 to $1.50 on the date of grant, they expire three years from the date of grant and the options vest immediately.

The Company issues stock options to its officers and vendors at the discretion of the Board of Directors. Options are automatically issued to its sales representatives as they achieve each sales representative level. Options granted vary in amounts ranging from 200 options for the lowest level to 35,000 options for the highest level.

Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," ("SFAS 123") establishes a fair value method and disclosure standards for stock based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, requiring that such transactions be accounted for based on fair value. The Company applies APB Opinion 25 and related interpretations in accounting for stock options for employee compensation and discloses the pro forma effects of applying SFAS 123. The Company applies SFAS No. 123 in accounting for stock options for non-employee compensation. The Company recorded compensation expense for non-employees for the years ended July 31, 2003 and 2002, in the amount of $18,156 and $0, respectively.

A summary of the status of the Company's total stock option activity as of for the years July 31, 2003 and 2002, is presented below:

                                                      Weighted       Weighted          Exercise
                                                      Average      Average Years         Price
                                        Options       Exercise     Remaining Life        Range
                                      ----------      --------     --------------    -------------
Outstanding at July 31, 2001                  --           --             --                    --
                                      ----------       ------         ------         -------------
Granted during the year                4,631,567       $ 1.09              3         $0.25 - $1.50
Surrendered, forfeited or expired             --           --             --                    --
Exercised                               (523,648)        0.25           2.63         $0.25 - $0.75
                                      ----------       ------         ------         -------------
Outstanding at July 31, 2002           4,107,919         1.09           2.47         $0.25 - $1.50
                                      ----------       ------         ------         -------------
Granted during the year                4,696,750       $ 0.92              3         $0.25 - $1.50
Surrendered, forfeited or expired             --           --             --                    --
Exercised                             (1,150,119)        0.40           2.55         $0.25 - $0.75
                                      ----------       ------         ------         -------------
Outstanding at July 31, 2003           7,654,550       $ 0.73           2.18         $0.25 - $1.50
                                      ==========       ======         ======         =============

All outstanding options were exercisable at each year-end.

If the Company had elected to recognize compensation expense based on the fair value of the stock options granted to employees at the grant date, net income and net loss per share would have been the following pro forma amounts shown below:

                                                   For the Year    For the Year
                                                      Ended           Ended
                                                  July 31, 2003   July 31, 2002
                                                  -------------   -------------
Net loss, as reported                                   (18,097)       (437,081)
Loss per share:
     Basic and diluted                                        *           (0.15)

     *    Less than $0.01 per share

There were no options granted to employees for the year ended July 31, 2003.

The fair value of each option granted to non-employees was estimated on the date of the grant using the Black-Scholes Option Pricing Module, using the following assumptions:

                                                   For the Year    For the Year
                                                      Ended           Ended
                                                  July 31, 2003   July 31, 2002
                                                  -------------   -------------
Weighted average price of the underlying stock            0.40            0.06
Weighted average exercise price of the option             0.92            1.09
Weighted average expected life of the option              2.18            1.42
Expected volatility of underlying stock                  30.06%              0%
Expected dividends on the stock                              0%              0%
Risk-free interest rate                                   2.38%           3.03%

The compensation expense of stock options granted to non-employees was $18,156 at July 31, 2003. For the year ended July 31, 2002, there was no compensation expense of the stock options granted to employees and non-employees.

NOTE 7 - INCOME TAXES

At July 31, 2003, the Company had an unused net operating loss carry forward of approximately $165,000, which may be applied against future taxable income. The net operating loss carry forward expires in 2023. There is no assurance that the Company will realize the benefit of the net operating loss carry forward.

The provision (benefit) for income taxes consists of the following:

                                                   For the Year    For the Year
                                                      Ended           Ended
                                                  July 31, 2003   July 31, 2002
                                                  -------------   -------------
Current income taxes:
   Federal                                         $         --    $     39,371
   State                                                    800          14,232
                                                   ------------    ------------
      Total current income taxes                            800          53,603
                                                   ------------    ------------

Deferred income taxes (benefit):
   Federal                                                   --         (39,371)
   State                                                 (5,780)             --
                                                   ------------    ------------
                                                         (5,780)        (39,371)
                                                   ------------    ------------
      Total (benefit) provision for income tax     $     (4,980)   $     14,232
                                                   ============    ============

The components of the deferred tax asset are as follows:

                                                  July 31, 2003   July 31, 2002
                                                  -------------   -------------
Deferred tax asset (liability):
   Deferred revenue                                $    286,039    $    544,927
   Deferred commissions                                (196,927)       (352,493)
   Net operating loss carry forward                      56,334              --
                                                   ------------    ------------
Deferred tax asset                                      145,446         192,434
Valuation allowance                                    (134,891)       (153,063)
                                                   ------------    ------------

Net deferred tax assets                            $     10,555    $     39,371
                                                   ============    ============

The valuation allowance decreased by $18,172 for the year ended July 31, 2003 and increased by $153,063 for the year ended July 31, 2002.

Reconciliation of the differences between the statutory tax rate and the effective income rate is as follows:

                                                   For the Year    For the Year
                                                      Ended           Ended
                                                  July 31, 2003   July 31, 2002
                                                  -------------   -------------
Expected federal statutory tax (benefit) rate           (34.0)%         (34.0)%
Expected state tax rate, net of federal
   tax (benefit) rate                                    (7.2)%          (7.2)%
                                                        -------         -------
Expected combined statutory rate                        (41.2)%         (41.2)%

Temporary timing differences                              69.9%           75.1%
Valuation allowance for deferred taxes                  (28.7)%         (26.7)%
                                                        -------         -------
Effective income tax rate                                  0.0%            7.2%
                                                        =======         =======

NOTE 8 - RELATED PARTY TRANSACTIONS

On July 17, 2003, the Company loaned $205,700 to Honolulu Management Group, LLC. The owner of Honolulu Management Group, LLC is the majority shareholder of the Company and an officer and director. The note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. The note can be prepaid in whole or in part, without penalty, at the option of Honolulu Management Group, LLC and without consent from the Company.

NOTE 9 - ADJUSTMENT TO AND RESTATEMENT OF THE YEAR ENDED JULY 31, 2002

The accompanying financial statements as of and for the year ended July 31, 2002 have been restated to reflect the Company's change in its method of accounting for deferred revenue and expenses.

The effect of the restatement on the Company's revenue, commissions, deferred revenue, deferred costs and deferred income taxes is as follows:

                                                           July 31, 2002
                                       -------------    -------------------    ------------
                                       As Originally        Adjustment
                                          Reported      Increase (Decrease)     As Restated
                                       -------------    -------------------    ------------
STATEMENT OF INCOME
   Revenue:
      Corporate education               $  2,267,244       $ (1,457,485)       $    809,759
      Representative and agent fees          224,366           (144,207)             80,159
   Operating expenses:
      Commissions                          1,439,337         (1,077,670)            361,667
      Provision for income taxes              31,470            (17,238)             14,232

BALANCE SHEET
   Assets:
      Deferred commissions                        --          1,025,135           1,025,135
      Property and equipment, net             45,809            (14,128)             31,681
      Deferred tax asset                          --             39,371              39,371
   Liabilities:
      Deferred revenue                            --          1,602,725           1,602,725
      Accrued commissions                     55,957            (55,957)                 --
      Income taxes payable                    25,900             27,703              53,603
      Deferred tax liability                   5,250             (5,250)                 --
      Capital lease - current portion          4,334               (220)              4,114
      Capital lease                           17,336            (13,908)              3,428

                              MSTG SOLUTIONS, INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.
---------------------------------------------------

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Nevada Corporation Law.

Item 25. Other Expenses of Issuance and Distribution
----------------------------------------------------

All the following numbers are approximations only:

     SEC Registration Fee                    $     450
     Accounting Fees and Expenses            $  50,000
     Legal Fees and Expenses                 $  50,000
     Printing Expenses                       $   5,000
     Miscellaneous                           $   5,000
                                             ---------

          Total                              $ 110,450
                                             =========

Item 26. Recent Sales of Unregistered Securities
------------------------------------------------

A.   Sales of Unregistered Securities to Officers and Directors

     1. In July 2001, upon our inception, we issued 3,100,000 shares of restricted Common Stock to our founders, Gil and Judy Kim and 500,000 options to acquire shares of our Common Stock. There was no underwriter involved in these issuances and no commissions were paid to any person(s). The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

B.   Sales of Unregistered Securities to Private Investors

     1. Our Company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our Common Stock. Since the inception of our Company, 1,673,767 shares have been issued as the result of option exercises. We have received $615,272 as a result of these option exercises. Each option holder was provided with a disclosure document prior to the exercise of his or her options. The Company relied upon Rules 504 and 505 of Regulation D of the Securities Act of 1933 in concluding that an exemption from registration was available.

     Rule 504 of Regulation D provides for an exemption for limited offerings and sales of securities not exceeding $1 million. The requirements of Rule 504 are as follows:

          (1) Section 504(a) provides that the issuer cannot be a reporting company under the Securities Exchange Act of 1934, an investment company, or a development state company. We were not any of these things at the time of the issuance and/or the exercise of the options.

          (2) The requirements of Rule 502(a), (c) and (d) must be complied with.

     Rule 502(a) provides for integration of offerings in the event of certain circumstances. We have integrated all issuances and/or exercises of the options for purposes of this analysis. This integration does not cause a violation of Rule 504.

     Rule  502(c)  provides,   in  summary,  that  there  shall  be  no  general
     advertisement of the offering of the securities. We did not conduct any such advertising. As discussed more extensively in the Rule 505 analysis below, virtually all of our current shareholders had a preexisting business relationship with either Gil Kim or three other key individuals involved in the compilation of the network marketing program. Further, all of these individuals were accredited investors, with the exception of 32 individuals. As a result of these preexisting relationships, no general advertising was needed to identify the investors.

     Rule 502(d) requires that there be a limitation upon resale. We have complied with each of the conditions set forth in 502(d). It required the execution of a Subscription Agreement requesting that the holders of the options represent whether they were an accredited investor. These Subscription Agreements also contained the disclosure required by 502(d)(2) regarding resale restrictions. Finally, a legend was placed upon all of the certificates issued under the options consistent with Rule 502(d)(3). We have retained Transfer Online to act as our transfer agent to assist in compliance with applicable legend requirements.

     We also relied upon Rule 505. Rule 505 requires the following:

          (1) Rule 505(b)(1) requires compliance with Rules 501 and 502 (discussed above);

          (2) Rule 505(b)(2)(i) provides that the aggregate offering price is to be less than $5 million. We have raised less than $1 million.

          (3) Rule 505(b)(2)(ii) requires that the Company sell securities to no more than 35 unaccredited investors. We have sold securities to only 32 unaccredited investors.

1. Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire our Common Stock at an exercise price of $0.25 per share. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire our Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. The schedule entitled "Selling Shareholders," hereinabove contained in this Prospectus, sets forth all options exercised since the formation of the Company.

The following documents that we filed with the SEC are incorporated by reference in this Prospectus:

Item 27. Exhibits
-----------------

EXHIBITS

3.1 Articles of Incorporation of TECH Windows, a Nevada corporation, filed June 26, 2001*
3.2       Certificate  of  Amendment  to  Articles  of   Incorporation  of  MSTG
          Solutions, Inc., a Nevada corporation, filed February 28, 2002*
3.3       Restated Bylaws of MSTG Solutions, Inc., dated February 28, 2002*
5         Opinion of Horwitz & Cron (including consent), dated May 1, 2003*
5.1       Opinion of Horwitz & Cron  (including  consent),  dated  September 15,
          2003*
5.2       Opinion of Horwitz & Cron (including consent), dated November 17, 2003
5.3 Opinion of Horwitz & Cron (regarding Sale of Stock Pursuant to Regulation D), dated November 17, 2003
10.1      Employment Agreement with Gil Kim, dated December 1, 2001*
10.2      Employment Agreement with Judy Kim, dated December 1, 2001*
10.3 Retainer Agreement by and between MSTG Solutions, Inc. and Horwitz & Cron, dated January 25, 2002*
10.4      Certificate of Officers of MSTG Solutions, Inc., dated May 1, 2003*
10.4.1.   Certificate  of  Officers of MSTG Solutions, Inc., dated September 15,
          2003*
10.4.2.   Certificate  of  Officers  of MSTG Solutions, Inc., dated November 20,
          2003
10.5      Form of Option Agreement ($0.25 and $0.50 options)*
10.6      Form of Option Agreement ($1.50 options)*
10.7      Form of MSTG Bookkeeping Service Order Form*
10.8      Form of MSTG Corporate Formalities Order Form*
10.9      Form of MSTG Corporate Order Form*
10.10     Form of MSTG Independent Representative's Agreement*
10.11     Form of MSTG Legal Service Order Form*
10.12     Form of MSTG Mail Forwarding Service Order Form*
10.13     Form of MSTG Resident Agent Services Order Form *
10.14     Form of MSTG Resident Telephone Service Order Form*
10.15     Form of MSTG Voicemail Service Order Form*
10.16     Form of MSTG Website Order Form*
10.17     Policies and Procedures of MSTG Solutions, Inc.*
10.17.1   Policies and Procedures of MSTG Solutions, Inc.*
24.3      Consent of Mendoza Berger & Company, dated May 1, 2003*
24.3.1.   Consent of Mendoza Berger & Company, dated September 15. 2003*
24.3.2.   Independent Auditor's Report of Mendoza Berger & Company
24.3.3.   Consent of Mendoza Berger & Company, dated November 21, 2003
24.3.4.   Consent of Spicer Jeffries, LLP, dated November 24, 2003
25        Power of Attorney (see signature page)

*Incorporated by reference from the Registration Statement on Form SB-2, Amendment No. 2 filed on May 15, 2003 or from the Registration Statement on Form SB-2, Amendment No. 3 filed on September 15, 2003.

Item 28. Undertakings
---------------------

The undersigned registrant hereby undertakes to:

     (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement reflecting: (a) any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (b) notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered); and (c) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement.

For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orange, State of California on November 20, 2003.

                                        MSTG SOLUTIONS, INC.


                                        By: /s/ Gil Kim
                                           -------------------------------------
                                        By:  Gil Kim
                                        Its: President and Chairman of the Board

                                POWER OF ATTORNEY

We, the undersigned directors and officers of MSTG Solutions, Inc., a Nevada corporation, do hereby constitute and appoint Gil Kim our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable MSTG Solutions, Inc., a Nevada corporation, to comply with the Securities Act of 1933, and any rules, regulations, and/or requirements of the U.S. Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities and on the dates indicated, have signed this Registration Statement.

        SIGNATURE                       TITLE                        DATE


By: /s/ Gil Kim               President and Chairman of        November 20, 2003
   ---------------------      the Board (Principal
   Gil Kim                    Executive Officer)


By: /s/ Judy Kim              Vice President, Controller,      November 20, 2003
   ---------------------      Secretary and Director
   Judy Kim                   (Principal Accounting and
                              Financial Officer)